Exhibit 1

HV BANCORP, INC.

(a Pennsylvania Corporation)

Up to 1,150,000 Shares

(Subject to Increase Up to 1,322,500 Shares)

COMMON STOCK ($0.01 Par Value)

Subscription Price $10.00 Per Share

AGENCY AGREEMENT

                    , 2014

Griffin Financial Group LLC

607 Washington Street

Reading, PA 19603

Ladies and Gentlemen:

HV Bancorp, Inc., a Pennsylvania corporation (the “Company”), and Huntingdon Valley Bank, a Pennsylvania chartered savings bank (the “Bank”), hereby confirm jointly and severally their agreement with Griffin Financial Group LLC (the “Agent”), as follows:

Section 1. The Offering. On October 16, 2013, the Board of Directors of the Bank adopted a Plan of Conversion (the “Plan”) pursuant to which the Bank will convert from a Pennsylvania-chartered mutual savings bank to a Pennsylvania-chartered stock savings bank (the “Conversion”) in accordance with applicable federal law, Pennsylvania law and the applicable rules and regulations of the Federal Deposit Insurance Corporation (the “FDIC”) and the Pennsylvania Department of Banking and Securities (the “Department of Banking”). The Board of Directors of the Bank approved and ratified the Plan, as amended and restated, on December 12, 2013. In connection with the Conversion, the Company, a newly formed Pennsylvania corporation, will offer shares of the Company’s stock, par value $0.01 per share (the “Common Stock”) in (i) a subscription offering (the “Subscription Offering”) and, if necessary, (ii) a direct community offering (the “Community Offering”) and, if necessary (iii) a syndicated community offering (the “Syndicated Community Offering” and, together with the Subscription Offering and the Community Offering, the “Offering”). The shares of Common Stock to be sold by the Company in the Offering are hereinafter called the “Shares” or “Conversion Shares.” The Company, the Bank and their subsidiaries are sometimes referred to as the “HVB Parties” herein.

In the Subscription Offering, non-transferable rights to subscribe for between 850,000 and 1,150,000 shares (subject to an increase up to 1,322,500 shares) of Common Stock will be granted (the “Subscription Rights”), in the following order of priority: (1) the Bank’s depositors with account balances of at least $50.00 as of the close of business on September 30, 2012 (“Eligible Account Holders”); (2) the Bank’s tax-qualified employee benefit plans; (3) the Bank’s depositors with account balances of at least $50.00 as of the close of business on                     , 2014, other than Directors and Officers of the Bank and their Associates (“Supplemental Eligible Account Holders”); and (4) the Bank’s members as of                     , 2014 (the “Other Member Record Date”) who were not able to subscribe for Shares under categories (1) or (3). The Company may offer shares of Common Stock for which subscriptions have not been received in the Subscription Offering in the Community Offering, with preference given (i) first to natural persons residing in Montgomery, Bucks and Philadelphia Counties, Pennsylvania, and (ii) then to the general public. In the event a Community Offering is held, it may be held at any time during or immediately after the Subscription Offering. Depending on market conditions, shares not subscribed for in the Subscription Offering or purchased in the Community Offering may be offered in the Syndicated Community Offering to selected members of the general public through a syndicate of registered broker-dealers managed by the Agent which are members of the National Association of Securities Dealers, Inc.

It is acknowledged that the number of Shares to be sold in the Offering may be increased or decreased as described in the Prospectus (as hereinafter defined); that the purchase of Shares in the Offering is subject to maximum and minimum purchase limitations as described in the Prospectus; and that the Company may reject, in whole or in part, any subscription received in the Community Offering and Syndicated Community Offering.

Simultaneously with or immediately following the completion of the Offering, the Company will acquire The Victory Bancorp, Inc., a Pennsylvania corporation (“Victory Bancorp”), in a merger transaction (the “Merger”) pursuant to an Agreement and Plan of Reorganization (together with the exhibits and schedules thereto, the “Merger Agreement”) dated as of December 12, 2013. Victory Bancorp is the holding company for The Victory Bank, a Pennsylvania chartered commercial bank (“Victory Bank”). The Merger will be accomplished in accordance with the laws of the United States and the laws of the Commonwealth of Pennsylvania and the applicable regulations of the FDIC, the Department of Banking and the Board of Governors of the Federal Reserve System (the “FRB”), which laws and regulations are collectively referred to as the “Merger Regulations,” and together with the FDIC and Department of Banking regulations governing the Offering, the “Conversion Regulations.” Pursuant to the terms of the Merger Agreement, upon consummation of the Merger, each outstanding share of Victory Bancorp common stock (the “Victory Common Stock”) will be converted into the right to receive 0.6794 shares of Company Common Stock, (the Company Common Stock to be issued in exchange for Victory Common Stock being referred to herein as the “Merger Shares”); provided, however, that in no event will the number of shares of Company Common Stock owned by Victory shareholders immediately after the effective date of the Merger, including shares purchased by Victory shareholders in the Offering, exceed 48.5% of the total shares of Company Common Stock outstanding after the effective date of the Merger. Immediately prior to the effective time of the Merger, each outstanding option to purchase Victory Common Stock will be canceled and each outstanding warrant to purchase Victory Common Stock will be exchanged for a cash payment from the Company equal to $0.54 per share of each warrant.

Although the Offering and the Merger are separate and distinct transactions, the Merger will not occur unless the Offering is completed; however, the Offering will proceed whether or not the Merger occurs. The Conversion and the Merger are collectively referred to herein as the “Reorganization.” The Reorganization will not be consummated until all conditions to the consummation of both the Offering and the Merger have been satisfied or waived. In the event the Merger Agreement is terminated, the Offering will be consummated, subject to receipt of necessary regulatory and member approvals. Victory Bancorp, Victory Bank and their subsidiaries are sometimes referred to as the “Victory Parties” herein.

The Company has filed with the U.S. Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-1 (File No. 333-            ) in order to register the Shares under the Securities Act of 1933, as amended (the “Securities Act”), and has filed such amendments thereto as have been required to the date hereof (the “Registration Statement”). The prospectus, as amended, included in the Registration Statement at the time it initially became effective is hereinafter called the “Prospectus,” except that if any prospectus is filed by the Company pursuant to Rule 424(b) or (c) of the regulations of the Commission under the Securities Act differing from the prospectus included in the Registration Statement at the time it initially becomes effective, the term “Prospectus” shall refer to the prospectus filed pursuant to Rule 424(b) or (c) from and after the time said prospectus is filed with the Commission and shall include any supplements and amendments thereto from and after their dates of effectiveness or use, respectively.

The Registration Statement also contains a proxy statement/prospectus to be used to solicit proxies of Victory Bancorp stockholders with respect to the approval of the Merger and the issuance of the Merger Shares. The proxy statement/prospectus, as amended, on file with the Commission at the time the Registration Statement became effective is hereinafter called the “Proxy Statement/Prospectus,” except that if any proxy statement/prospectus is filed by the Company pursuant to Rule 424(b) or (c) of the regulations of the Commission under the Securities Act differing from the proxy statement/prospectus included in the Registration Statement at the time it initially becomes effective, the term “Proxy Statement/Prospectus” shall refer to the proxy statement/prospectus filed pursuant to Rule 424(b) or (c) from and after the time said proxy statement/prospectus is filed with the Commission and shall include any supplements and amendments thereto from and after their dates of effectiveness or use, respectively.

The following applications have been filed in connection with the Conversion: (i) an Application on Form FRY-3 (the “Holding Company Application”) for Election Under Section      of the Bank Holding Company Act of 1956 (the “BHCA”) has been filed with the FRB; (ii) a notice of intent to convert to stock form (the “FDIC Conversion Notice”) has been filed with the FDIC; and (iii) an application to convert to stock form (the “Pennsylvania Conversion Application”) has been filed with the Department of Banking. The Holding Company Application, the FDIC Conversion Notice and the Pennsylvania Conversion Application are referred to herein as the “Conversion Applications.” The FDIC Conversion Notice and Pennsylvania Conversion Application include, among other things, the Plan.

The following applications have been filed in connection with the Merger: (i) a letter application (the “Pennsylvania Merger Application”) has been filed with the Department of Banking; (ii) an Interagency Bank Merger Act Application (the “FDIC BMA Application”) has been filed with the FDIC; and (iii) a Notice of Acquisition of Victory Bancorp and Victory Bank (the “FRB Merger Notice”) has been filed with the FRB. The Pennsylvania Merger Application, the FDIC BMA Application and the FRB Merger Notice are referred to herein as the “Merger Applications” and, together with the Conversion Applications, the “Reorganization Applications.”

Concurrently with the execution of this Agreement, the Company is delivering to the Agent copies of the Prospectus, dated                     , 2014 to be used in the Subscription Offering and Community Offering (if any) and, if necessary, will deliver copies of the Prospectus and any prospectus supplement for use in the Syndicated Community Offering and/or Public Offering, as defined in the Prospectus. Such Prospectus contains information with respect to the Bank, the Company, Victory Bancorp, Victory Bank, the Common Stock, the Offering and the Merger.

Section 2. Appointment of Agent. Subject to the terms and conditions of this Agreement, the HVB Parties hereby appoint the Agent as their financial advisor and marketing agent to utilize its best efforts to solicit subscriptions for the Shares and to advise and assist the HVB Parties with respect to the sale of the Shares in the Offering.

On the basis of the representations and warranties of the HVB Parties contained in, and subject to the terms and conditions of, this Agreement, the Agent accepts such appointment and agrees to consult with and advise the HVB Parties as to the matters set forth in the letter agreement (the “Letter Agreement”), dated June 25, 2013, between the Bank and the Agent (a copy of which is attached hereto as Exhibit A ). It is acknowledged by the HVB Parties that the Agent shall not be obligated to purchase any Shares and shall not be obligated to take any action which is inconsistent with any applicable law, regulation, decision or order. Except as set forth in Section 13 hereof, the appointment of the Agent to provide services hereunder shall terminate upon consummation of the Offering.

If selected broker-dealers are used to assist in the sale of Shares in the Syndicated Community Offering, the HVB Parties hereby, subject to the terms and conditions of this Agreement, appoint the

Agent to manage such broker-dealers in the Syndicated Community Offering. On the basis of the representations and warranties of the HVB Parties contained in, and subject to the terms and conditions of, this Agreement, the Agent accepts such appointment and agrees to manage the selling group of broker-dealers in the Syndicated Community Offering.

Section 3. Refund of Purchase Price. In the event that the Reorganization is not consummated for any reason, including but not limited to the inability to sell a minimum of 850,000 Shares during the Offering (including any permitted extension thereof) or such other minimum number of Shares as shall be established consistent with the Plan and the Conversion Regulations, this Agreement shall be terminated and any persons who have subscribed for or ordered any of the Shares shall have refunded to them the full amount which has been received from such person, together with interest, if applicable, as provided in the Prospectus. Upon termination of this Agreement, neither the Agent nor the HVB Parties shall have any obligation to the other except that (i) the HVB Parties shall remain liable for any amounts due pursuant to Sections 4, 9, 11 and 12 hereof, unless the transaction is not consummated due to the breach by the Agent of a warranty, representation or covenant; and (ii) the Agent shall remain liable for any amount due pursuant to Sections 11 and 12 hereof, unless the transaction is not consummated due to the breach by the HVB Parties of a warranty, representation or covenant.

Section 4. Fees. In addition to the expenses specified in Section 9 hereof, as compensation for the Agent’s services under this Agreement, the Agent has received or will receive the following fees from the HVB Parties:

(a) A non-refundable retainer fee of $40,000, paid in four equal monthly installments commencing on June 25, 2013 upon execution of the Letter Agreement.

(b) A success fee for sales of the Shares in the Subscription Offering and Community Offering of one and one-half percent (1.5%) of the dollar amount of the Shares sold in the Subscription Offering and Community Offering, excluding (i) additional Shares sold pursuant to Section 4(c) below, (ii) Shares purchased by the Bank’s officers, directors or employees (or members of their immediate families), (iii) Shares purchased by any tax-qualified or non-qualified employee benefit plans of the Bank, and (iv) Shares purchased by the shareholders of Victory Bancorp, which shall be paid at the Closing Time (as defined in Section 5. For purposes of this Agreement, “immediate family” includes an officer’s, director’s or employee’s spouse, siblings, parents and children who live in the same house with the officer, director or employee.

(c) If any of the Shares remain unsubscribed for after the Subscription Offering and Community Offering, at the request of the Company, the Agent will form a group of approved broker-dealer firms (the “Assisting Brokers”) in accordance with Section 2 for purposes of the Syndicated Community Offering. The fees payable by the Company pursuant to this Section 4(c) will be equal to five and one-half percent (5.5%) of the aggregate dollar amount of the Shares sold in the Syndicated Community Offering. Of such fee, the Agent will receive one percent (1.0%) of the aggregate dollar amount of the Shares sold pursuant to this Section 4(c) as a management fee, and the HVB Parties will pay the remainder to the Assisting Brokers, which may include the Agent, in amounts relating to the number of Shares sold by such Assisting Brokers pursuant to this Section 4(c). All such fees payable under this Section 4(c) shall be in addition to all fees payable under Section 4(a) and 4(b) and shall be paid at the Closing Time (as defined in Section 5). A sample Assisting Brokers Agreement is attached hereto as Exhibit B.

In the event that the Company is required to resolicit subscribers for Shares in the Subscription Offering and Community Offering and the Agent is required to provide significant additional services in connection with such a resolicitation, the HVB Parties and the Agent shall mutually agree to the dollar amount of additional compensation due to the Agent, if any. Until any agreement called for by this paragraph is reached, the Agent shall not incur any expenses relating to any resolicitation in an amount that would cause the total expenses incurred by the Agent that are reimbursable by the Company or the Bank pursuant to Section 9 hereof to be greater than those permitted without the prior written consent of the Company or the Bank, which consent shall not be unreasonably withheld.

If this Agreement is terminated in accordance with the provisions of Section 3, 10 or 14 hereof and the sale of the Shares is not consummated, the Agent shall not be entitled to receive the fees set forth in Sections 4(b)-(c), but the Agent will be entitled to retain the non-refundable retainer fee of $40,000 and the HVB Parties will reimburse the Agent for its reasonable expenses pursuant to Section 9 hereof.

Section 5. Closing. If the minimum number of Shares required to be sold in the Offering on the basis of the most recently updated Appraisal (as defined in Section 6(o)) are subscribed for at or before the termination date of the Offering (which may be extended), and the other conditions (including those in Section 10) to the completion of the Reorganization are satisfied, the Company agrees to issue the Shares and the Merger Shares at the Closing Time (as hereinafter defined) against payment therefore by the means authorized by the Plan and to deliver certificates evidencing ownership of the Shares and the Merger Shares in such authorized denominations and registrations directly to the purchasers thereof or as instructed as promptly as possible after the Closing Time. The closing (the “Closing”) shall be held at the offices of special counsel to the HVB Parties, or at such other place as shall be agreed upon among the HVB Parties and the Agent, at 10:00 a. m., Eastern Time, on the business day selected by the HVB Parties, which business day shall be no less than two business days following the giving of prior notice by the Company to the Agent or at such other time as shall be agreed upon by the HVB Parties and the Agent. At the Closing, the HVB Parties shall deliver to the Agent by wire transfer in same-day funds the commissions, fees, and expenses owing to the Agent as set forth in Sections 4 and 9 hereof and the opinions required hereby and other documents deemed reasonably necessary for the Agent shall be executed and delivered to effect the sale of the Shares as contemplated hereby and pursuant to the terms of the Prospectus. The Company shall notify the Agent when funds shall have been received for the minimum number of shares of the Common Stock. The hour and date upon which the Company shall release the Shares for delivery in accordance with the terms hereof is referred to herein as the “Closing Time.”

Section 6. Representations and Warranties of the HVB Parties. The HVB Parties jointly and severally represent and warrant to the Agent that, except as disclosed in the Prospectus:

(a) The Bank and the Company have all such power, authority, authorizations, approvals and orders as may be required to enter into this Agreement, to carry out the provisions and conditions hereof and to issue and sell the Shares as provided herein and as described in the Prospectus, subject to the various limitations and required approvals described therein. Subject to the receipt of regulatory approval, the consummation of the Offering, the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated have been duly and validly authorized by all necessary corporate action on the part of the Bank and the Company as of the Closing Time. This Agreement has been validly executed and delivered by the Company and the Bank, and is a valid, legal and binding obligation of the Company and the Bank enforceable in accordance with its terms, except to the extent, if any, that the provisions of Sections 11 and 12 hereof may be unenforceable as against public policy, and except to the extent that such enforceability may be limited by bankruptcy laws, insolvency laws, or other laws affecting the enforcement of creditors’ rights generally, or the rights of creditors of savings institutions insured by the FDIC (including the laws relating to the rights of the contracting parties to equitable remedies).

(b) The Plan has been approved by the Department of Banking and the FDIC.

(c) The Registration Statement was declared effective by the Commission on                     , 2014; and no stop order has been issued with respect thereto and no proceedings therefore have been initiated or, to the best knowledge of the HVB Parties, threatened by the Commission. At the time the Registration Statement, including the Prospectus and Proxy Statement/Prospectus contained therein (including any amendment or supplement thereto), became effective, the Registration Statement complied as to form in all material respects with the Securities Act, the Exchange Act and the regulations promulgated thereunder and the Registration Statement, including the Prospectus and Proxy Statement/Prospectus contained therein (including any amendment or supplement thereto), any Blue Sky Application or any Sales Information (as such terms are defined in Section 11 hereof) authorized by the HVB Parties for use in connection with the Offering, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and at the time any Rule 424(b) or (c) Prospectus or Proxy Statement/Prospectus was filed with the Commission and at the Closing Time referred to in Section 5, the Registration Statement, including the Prospectus and Proxy Statement/Prospectus contained therein (including any amendment or supplement thereto), and any Blue Sky Application or any Sales Information authorized by the HVB Parties for use in connection with the Offering, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 6 shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the HVB Parties by the Agent expressly regarding the Agent for use under the captions “Market for Common Stock of HVB Bancorp” and “The Conversion and Stock Offering—Marketing and Distribution; Compensation” or written statements or omissions from any sales information or information filed pursuant to state securities or blue sky laws or regulations regarding the Agent.

(d) At the time of filing the Registration Statement relating to the Offering and at the date hereof, the Company was not, and is not, an ineligible issuer, as defined in Rule 405. At the time of the filing of the Registration Statement and at the time of the use of any issuer free writing prospectus, as defined in Rule 433(h), the Company met the conditions required by Rules 164 and 433 for the use of a free writing prospectus. If required to be filed, the Company has filed with the Commission any issuer free writing prospectus related to the offered Shares at the time it is required to be filed under Rule 433 and, if not required to be filed, will retain such free writing prospectus in the Company’s records pursuant to Rule 433(g). If any issuer free writing prospectus is used after the date hereof in connection with the offering of the Shares the Company will file or retain such free writing prospectus as required by Rule 433.

(e) As of the Applicable Time, neither (i) the Issuer-Represented General Free Writing Prospectus(es) issued at or prior to the Applicable Time and the Statutory Prospectus, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Prospectus included in the Registration Statement relating to the offered Shares or any Issuer-Represented Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Agent specifically for use therein. As used in this paragraph and elsewhere in this Agreement:

1.	“Applicable Time” means each and every date when a potential purchaser submitted a subscription or otherwise committed to purchase Shares.

2.	“Statutory Prospectus,” as of any time, means the Prospectus relating to the offered Shares that is included in the Registration Statement relating to the offered Shares immediately prior to that time, including any document incorporated by reference therein.

3.	“Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433(h), relating to the offered Shares that is required to be filed with the Commission by the Company or required to be filed with the Commission. The term does not include any writing exempted from the definition of prospectus pursuant to clause (a) of Section 2(a)(10) of the Securities Act, without regard to Rule 172 or Rule 173.

4.	“Issuer-Represented General Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors.

5.	“Issuer-Represented Limited-Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Free Writing Prospectus. The term Issuer-Represented Limited-Use Free Writing Prospectus also includes any “bona fide electronic road show,” as defined in Rule 433, that is made available without restriction pursuant to Rule 433(d)(8)(ii) or otherwise, even though not required to be filed with the Commission.

(f) Each Issuer-Represented Free Writing Prospectus, as of its date of first use and at all subsequent times through the completion of the Offering and sale of the offered Shares or until any earlier date that the Company notified or notifies Agent (as described in the next sentence), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement relating to the offered Shares, including any document incorporated by reference therein that has not been superseded or modified. If at any time following the date of first use of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the offered Shares or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has notified or will promptly notify Agent so that any use of such Issuer-Represented Free-Writing Prospectus may cease until it is amended or supplemented, and the Company has promptly amended or will promptly amend or supplement such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer-Represented Free Writing Prospectus based upon and in conformity with written information furnished to the HVB Parties by Agent specifically for use therein.

(g) The FDIC Conversion Notice, including the Prospectus, was approved by the FDIC on                     , 2014, and at all times subsequent thereto until the Closing Time, the FDIC Conversion Notice, including the Prospectus, did and will comply as to form in all material respects with the Conversion Regulations and any other applicable rules and regulations of the FDIC (except as modified or waived by the FDIC). At the time of the approval and at all times subsequent thereto until the Closing Time, the FDIC Conversion Notice, including the Prospectus (including any amendment or supplement thereto), did not and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that representations or warranties in this subsection (g) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the HVB Parties by Agent expressly regarding Agent for use in Prospectus contained in the Prospectus under the captions “Market for Common Stock of HVB Bancorp” and “The Conversion and Stock Offering—Marketing and Distribution; Compensation” or written statements or omissions from any sales information or information filed pursuant to state securities or blue sky laws or regulations regarding the Agent.

(h) The Pennsylvania Conversion Application, including the Prospectus, was approved by the Department of Banking on                     , 2014, and at all times subsequent thereto until the Closing Time, the Pennsylvania Conversion Application, including the Prospectus, did and will comply as to form in all material respects with the Conversion Regulations and any other applicable rules and regulations of the Department of Banking (except as modified or waived by the Department of Banking). At the time of the approval and at all times subsequent thereto until the Closing Time, the Pennsylvania Conversion Application, including the Prospectus (including any amendment or supplement thereto), did not and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that representations or warranties in this subsection (h) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the HVB Parties by Agent expressly regarding Agent for use in Prospectus contained in the Prospectus under the captions “Market for Common Stock of HVB Bancorp” and “The Conversion and Stock Offering—Marketing and Distribution; Compensation” or written statements or omissions from any sales information or information filed pursuant to state securities or blue sky laws or regulations regarding the Agent.

(i) The Holding Company Application, including the Prospectus, was approved by the FRB on                     , 2014, and at all times subsequent thereto until the Closing Time, the Holding Company Application, including the Prospectus, did and will comply as to form in all material respects with the applicable rules and regulations of the FRB (except as modified or waived by the FRB). At the time of the approval and at all times subsequent thereto until the Closing Time, the Holding Company Application, including the Prospectus (including any amendment or supplement thereto), did not and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that representations or warranties in this subsection (i) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the HVB Parties by Agent expressly regarding Agent for use in Prospectus contained in the Prospectus under the captions “Market for Common Stock of HVB Bancorp” and “The Conversion and Stock Offering—Marketing and Distribution; Compensation” or written statements or omissions from any sales information or information filed pursuant to state securities or blue sky laws or regulations regarding the Agent.

(j) The FDIC BMA Application was approved by the FDIC on                     , 2014, and at all times subsequent thereto until the Closing Time, the FDIC BMA Application did and will comply as to form in all material respects with the applicable rules and regulations of the FDIC (except as modified or waived by the FDIC). At the time of the approval and at all times subsequent thereto until the Closing Time, the FDIC BMA Application (including any amendment or supplement thereto), did not and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(k) The Pennsylvania Merger Application was approved by the Department of Banking on                     , 2014, and at all times subsequent thereto until the Closing Time, the Pennsylvania Merger Application did and will comply as to form in all material respects with the applicable rules and regulations of the Department of Banking (except as modified or waived by the Department of Banking). At the time of the approval and at all times subsequent thereto until the Closing Time, the Pennsylvania Merger Application (including any amendment or supplement thereto), did not and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(l) The Company received confirmation from the FRB that no application would be required and that the FRB Merger Notice filed with the FRB on                     , 2014, was all that was required to be filed with the FRB in connection with the Merger. The FRB Merger Notice did and will comply as to form in all material respects with the applicable regulations of the FRB (except as modified or waived by the FRB). At the time of the filing of the FRB Merger Notice and at all times subsequent thereto until the Closing Time, the FRB Merger Notice (including any amendment or supplement thereto), did not and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(m) No order has been issued by the Commission, the FDIC, the Department of Banking, or any other federal or state regulatory authority, preventing or suspending the use of the Prospectus or the Proxy Statement/Prospectus and no action by or before any such government entity to revoke any approval, authorization or order of effectiveness related to the Offering is pending or, to the best knowledge of the HVB Parties, threatened.

(n) The Plan has been duly adopted by the Board of Directors of the Bank. To the best knowledge of the HVB Parties, no person has, or at the Closing Time will have, sought to obtain review of the final action of the FDIC or the Department of Banking in approving the Plan, the Offering, the FDIC Conversion Notice or the Holding Company Application pursuant to any statute or regulation.

(o) Feldman Financial Advisors, Inc. (the “Appraiser”), which prepared the appraisal of the aggregate pro forma market value of the Company and the Bank on which the Offering was based (the “Appraisal”), has advised the HVB Parties in writing that it is independent with respect to each of the HVB Parties within the meaning of the Conversion Regulations.

(p) BDO USA, LLP, which certified the financial statements of the Bank as of June 30, 2013 and for the year ended June 30, 2013 filed as part of the Registration Statement, the Holding Company Application and the FDIC Conversion Notice, has advised the HVB Parties that it is an independent registered public accounting firm within the meaning of the Code of Ethics of the American Institute of Certified Public Accountants (the “AICPA”), that it is registered with the Public Company Accounting Oversight Board (“PCAOB”) and that it is, with respect to each of the HVB Parties, an independent certified public accountant within the meaning of 12 C.F.R. Section 563c.3 and under the Securities Act and the Regulations promulgated thereunder. Parente Beard LLC, which certified the financial statements of the Bank as of June 30, 2012 and for the years ended June 30, 2012 and 2011 filed as part of the Registration Statement, the Holding Company Application and the FDIC Conversion Notice, has advised the HVB Parties that it is an independent public accounting firm within the meaning of the Code of Ethics of the American Institute of Certified Public Accountants (the “AICPA”), that it is registered with the Public Company Accounting Oversight Board (“PCAOB”) and that it is, with respect to each of the HVB Parties, an independent certified public accountant within the meaning of 12 C.F.R. Section 563c.3 and under the Securities Act and the Regulations promulgated thereunder. BDO USA, LLP, which certified the financial statements of Victory Bancorp and its subsidiaries as of December 31, 2013 and for the year ended December 31, 2013 included in the Registration Statement, the Holding Company Application and the FDIC Conversion Notice has advised Victory Bancorp and Victory Bank that it is an independent public accounting firm within the meaning of the Code of Ethics of the American Institute of Certified Public Accountants (the “AICPA”), that it is registered with the Public Company Accounting Oversight Board (“PCAOB”) and that it is, with respect to each of the Victory Parties, an independent certified public accountant within the meaning of 12 C.F.R. Section 563c.3 and under the Securities Act and the Regulations promulgated thereunder. Parente Beard LLC, which certified the financial statements of Victory Bancorp and its subsidiaries as of December 31, 2012 and for the years ended December 31, 2012 and 2011 filed as part of the Registration Statement, the Holding Company Application and the FDIC Conversion Notice, has advised the Victory Parties that it is an independent public accounting firm within the meaning of the Code of Ethics of the American Institute of Certified Public Accountants (the “AICPA”), that it is registered with the Public Company Accounting Oversight Board (“PCAOB”) and that it is, with respect to each of the HVB Parties, an independent certified public accountant within the meaning of 12 C.F.R. Section 563c.3 and under the Securities Act and the Regulations promulgated thereunder.

(q) The consolidated financial statements and the notes thereto which are included in the Registration Statement and which are a part of the Prospectus present fairly the consolidated financial condition and retained earnings of the Bank, the Company, Victory Bancorp and Victory Bank as of the dates indicated and the results of operations and cash flows for the periods specified. The financial statements comply in all material respects with the applicable accounting requirements of Title 12 of the Code of Federal Regulations, Regulation S-X of the Commission and accounting principles generally accepted in the United States of America (“GAAP”) applied on a consistent basis during the periods presented except as otherwise noted therein, and present fairly in all material respects the information required to be stated therein. The other financial, statistical and pro forma information and related notes included in the Prospectus present fairly the information shown therein on a basis consistent with the audited and unaudited financial statements included in the Prospectus, and as to the pro forma adjustments, the adjustments made therein have been properly applied on the basis described therein.

(r) Since the respective dates as of which information is given in the Registration Statement, including the Prospectus, other than as disclosed therein: (i) there has not been any material adverse change in the financial condition or in the earnings, capital, properties or business affairs of any of the HVB Parties or of the HVB Parties considered as one enterprise or of any of the Victory Parties considered as one enterprise, whether or not arising in the ordinary course of business; (ii) there has not been any material change in total assets of the Company, the Bank, Victory Bancorp or Victory Bank, any material increase in the aggregate amount of loans past due ninety (90) days or more, or any real estate acquired by foreclosure or loans characterized as “in substance foreclosure”; nor has any of the Company, the Bank, Victory Bancorp or Victory Bank issued any securities or incurred any liability or obligation for borrowings other than in the ordinary course of business; and (iii) there have not been any material transactions entered into by any of the HVB Parties or the Victory Parties, other than those in the ordinary course of business. The capitalization, liabilities, assets, properties and business of the HVB Parties and the Victory Parties conform in all material respects to the descriptions thereof contained in the Prospectus and none of the HVB Parties or the Victory Parties has any material liabilities of any kind, contingent or otherwise, except as disclosed in Registration Statement or the Prospectus.

(s) The Company is a corporation duly organized and in good standing under the laws of the Commonwealth of Pennsylvania, with corporate authority to own its properties and to conduct its business as described in the Prospectus, and is qualified to transact business and in good standing in each jurisdiction in which the conduct of business requires such qualification unless the failure to qualify in one or more of such jurisdictions would not have a material adverse effect on the financial condition, earnings, capital, properties or business affairs of the HVB Parties. The Company has obtained all licenses, permits and other governmental authorizations required for the conduct of its business, except those that individually or in the aggregate would not materially adversely affect the financial condition, earnings, capital, assets, properties or business of the HVB Parties taken as a whole; and all such licenses, permits and governmental authorizations are in full force and effect, and the Company is in compliance therewith in all material respects.

(t) The Bank is a duly organized and validly existing mutual savings bank chartered under the laws of the Commonwealth of Pennsylvania, duly authorized to conduct its business as described in the Prospectus; the activities of the Bank are permitted by the rules, regulations and practices of the Department of Banking and the FDIC; the Bank has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business except those that individually or in the aggregate would not materially adversely affect the financial condition of the HVB Parties taken as a whole; all such licenses, permits and other governmental authorizations are in full force and effect and the Bank is in good standing under the laws of the Commonwealth of Pennsylvania. The Bank does not own equity securities or any equity interest in any other business enterprise except as otherwise described in the Prospectus. The Bank is not authorized to issue any shares of capital stock. Upon completion of the Conversion, all of the outstanding shares of capital stock of the Bank will be owned by the Company free and clear of all liens and encumbrances, and there will be no outstanding options, warrants, or other rights to acquire any shares of capital stock of the Bank.

(u) Upon completion of the Offering, the only subsidiary of the Company will be the Bank. The Bank has no subsidiaries. Except as set forth in the Prospectus, none of the Company or the Bank, directly or indirectly, controls any other corporation, limited liability company, partnership, joint venture, association, trust or other business organization.

(v) Victory Bancorp is a corporation duly organized and in good standing under the laws of the Commonwealth of Pennsylvania, with corporate authority to own its properties and to conduct its business as described in the Prospectus, and is qualified to transact business and in good standing in each jurisdiction in which the conduct of business requires such qualification unless the failure to qualify in one or more of such jurisdictions would not have a material adverse effect on the financial condition, earnings, capital, properties or business affairs of the Victory Parties. Victory Bancorp has obtained all licenses, permits and other governmental authorizations required for the conduct of its business, except those that individually or in the aggregate would not materially adversely affect the financial condition, earnings, capital, assets, properties or business of the Victory Parties taken as a whole; and all such licenses, permits and governmental authorizations are in full force and effect, and Victory Bancorp is in compliance therewith in all material respects.

(w) Victory Bank is a duly organized and validly existing Pennsylvania chartered bank in stock form, duly authorized to conduct its business as described in the Prospectus; the activities of Victory Bank are permitted by the rules, regulations and practices of the Department of Banking and the FDIC; Victory Bank has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business except those that individually or in the aggregate would not materially adversely affect the financial condition of the Victory Parties taken as a whole; all such licenses, permits and other governmental authorizations are in full force and effect and Victory Bank is in good standing under the laws of the Commonwealth of Pennsylvania; all of the issued and outstanding capital stock of Victory Bank is duly and validly issued and fully paid and nonassessable; and Victory Bancorp directly owns all of such capital stock free and clear of any mortgage, pledge, lien, encumbrance, claim or restriction. Victory Bank does not own equity securities or any equity interest in any other business enterprise except as otherwise described in the Prospectus.

(x) The only subsidiary of Victory Bancorp is Victory Bank. Except as set forth in the Prospectus, none of Victory Bancorp or Victory Bank, directly or indirectly, controls any other corporation, limited liability company, partnership, joint venture, association, trust or other business organization.

(y) Each of the Bank and Victory Bank is a member of the Federal Home Loan Bank of Pittsburgh (“FHLB of Pittsburgh”); the deposit accounts of the Bank and Victory Bank are insured by the

FDIC up to applicable limits. Upon consummation of the Conversion and Reorganization, the Bank will establish a liquidation account for the benefit of the Bank’s depositors, in accordance with the Plan and the requirements of applicable Conversion Regulations.

(z) [Intentionally Omitted].

(aa) Upon consummation of the Offering, the authorized, issued and outstanding equity capital of the Company will be within the range set forth in the Prospectus under the caption “Capitalization” and no shares of Common Stock have been or will be issued and outstanding prior to the Closing Time; the shares of Common Stock to be subscribed for in the Offering and the Merger Shares have been duly and validly authorized for issuance and, when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and the Prospectus (or issued to shareholders of Victory Bancorp with respect to the Merger Shares, respectively), will be duly and validly issued and fully paid and nonassessable; the issuance of the Shares is not subject to preemptive rights, except for the Subscription Rights granted pursuant to the Plan; and the terms and provisions of the shares of Common Stock will conform in all material respects to the description thereof contained in the Prospectus. Upon issuance of the Shares, good title to the Shares and the Merger Shares will be transferred from the Company to the purchasers of Shares against payment therefore (or issued to shareholders of Victory Bancorp with respect to the Merger Shares) in the Offering as set forth in the Plan and the Prospectus.

(bb) None of the Bank, the Company, Victory Bancorp or Victory Bank are in violation of their respective charters or their respective bylaws, or in material default in the performance or observance of any obligation, agreement, covenant, or condition contained in any contract, lease, loan agreement, indenture or other instrument to which they are a party or by which they, or any of their respective properties, may be bound which would result in a material adverse change in the condition (financial or otherwise), earnings, capital, properties or assets. The consummation of the transactions herein contemplated will not (i) conflict with or constitute a breach of, or default under, the charter or bylaws of the Bank, the Company, Victory Bancorp or Victory Bank, or materially conflict with or constitute a material breach of, or default under, any material contract, lease or other instrument to which any of the HVB Parties or Victory Parties has a beneficial interest, or any applicable law, rule, regulation or order that is material to the financial condition of the Company, the Bank, Victory Bancorp or Victory Bank; (ii) violate any authorization, approval, judgment, decree, order, statute, Rule or regulation applicable to the HVB Parties or the Victory Parties except for such violations which would not have a material adverse effect on the financial condition and results of operations of the HVB Parties or the Victory Parties; or (iii) result in the creation of any material lien, charge or encumbrance upon any property of the HVB Parties or the Victory Parties.

(cc) No material default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a material default on the part of any of the HVB Parties or the Victory Parties, in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, note, bank loan or credit agreement or any other material instrument or agreement to which any of the HVB Parties or the Victory Parties is a party or by which any of them or any of their respective properties is bound or affected in any respect which, in any such case, is material to the HVB Parties or the Victory Parties individually or considered as one enterprise, and such agreements are in full force and effect; and no other party to any such agreements has instituted or, to the best knowledge of the HVB Parties or the Victory Parties, threatened any action or proceeding wherein any of the HVB Parties or the Victory Parties is alleged to be in default thereunder under circumstances where such action or proceeding, if determined adversely to any of the HVB Parties or the Victory Parties, would have a material adverse effect upon the HVB Parties or the Victory Parties individually or considered as one enterprise.

(dd) The HVB Parties and Victory Parties have good and marketable title to all assets that are material to the businesses of the HVB Parties and the Victory Parties and to those assets described in the Prospectus as owned by them, free and clear of all material liens, charges, encumbrances, restrictions or other claims, except such as are described in the Prospectus or which do not have a material adverse effect on the businesses of the HVB Parties or the Victory Parties taken as a whole; and all of the leases and subleases which are material to the businesses of the HVB Parties or the Victory Parties, as described in the Registration Statement or Prospectus, are in full force and effect.

(ee) None of the HVB Parties or the Victory Parties are in material violation of any directive from the Commission, the FDIC, the Department of Banking, the FRB or any other agency to make any material change in the method of conducting their respective businesses; the HVB Parties and the Victory Parties have conducted and are conducting their respective businesses so as to comply in all respects with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of the Commission, the FDIC, the Department of Banking, and the FRB), except where the failure to so comply would not reasonably be expected to result in any material adverse change in the financial condition, results of operations, capital, properties or business affairs of the HVB Parties considered as one enterprise or the Victory Parties considered as one enterprise and there is no charge, investigation, action, suit or proceeding before or by any court, regulatory authority or governmental agency or body pending or, to the best knowledge of any of the HVB Parties or the Victory Parties, threatened, that would reasonably be expected to materially and adversely affect the Offering, the performance of this Agreement, or the consummation of the transactions contemplated in the Plan or the Merger Agreement as described in the Registration Statement, or which would reasonably be expected to result in any material adverse change in the financial condition results of operations, capital, properties or business affairs of the HVB Parties considered as one enterprise or the Victory Parties considered as one enterprise.

(ff) The HVB Parties have received an opinion of their special counsel, Jones Walker LLP, with respect to the federal income tax consequences of the Offering and the Merger, as described in the Registration Statement and the Prospectus; and the facts and representations upon which such opinion is based are truthful, accurate and complete, and none of the HVB Parties will take any action inconsistent therewith.

(gg) The HVB Parties and the Victory Parties have timely filed or received extensions to file all required federal and state tax returns, have paid all taxes that have become due and payable in respect of such returns, except where permitted to be extended, have made adequate reserves for similar future tax liabilities, and no deficiency has been asserted with respect thereto by any taxing authority.

(hh) No approval, authorization, consent or other order of any regulatory or supervisory or other public authority is required for the execution and delivery by the HVB Parties of this Agreement, the completion of the transactions contemplated by the Merger Agreement and the Plan, or the issuance of the Shares, except for the approval of the FDIC, the Department of Banking and the Commission (which have been received) and any necessary qualification, notification, or registration or exemption under the securities or blue sky laws of the various states in which the Shares are to be offered.

(ii) None of the HVB Parties has: (i) issued any securities within the last 18 months (except for (a) notes to evidence bank loans or other liabilities in the ordinary course of business or as described in the Prospectus, and (b) securities issued to the Company in connection with the Bank’s reorganization into a stock savings bank); (ii) had any dealings with respect to sales of securities within the 12 months prior to the date hereof with any member of the Financial Industry Regulatory Authority (“FINRA”), or any person related to or associated with such member, other than discussions and meetings relating to the Offering and purchases and sales of U.S. government and agency and other securities in the ordinary course of business; (iii) entered into a financial or management consulting agreement except for the Letter Agreement and as contemplated hereunder; or (iv) engaged any intermediary between Agent and the HVB Parties in connection with the Offering, and no person is being compensated in any manner for such services.

(jj) Neither the HVB Parties nor, to the best knowledge of the HVB Parties, any employee of the HVB Parties, has made any payment of funds of the HVB Parties as a loan to any person for the purchase of Shares, except for the Company’s loan to the ESOP, the proceeds of which will be used to purchase Shares, or has made any other payment of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

(kk) The Bank and Victory Bank comply in all material respects with the applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the regulations and rules thereunder.

(ll) The HVB Parties and the Victory Parties have not relied upon Agent or its counsel for any legal, tax or accounting advice in connection with the Conversion, the Merger, or the Offering.

(mm) The records of Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are accurate and complete in all material respects.

(nn) The HVB Parties and the Victory Parties comply in all material respects with all laws, rules and regulations relating to environmental protection, and none of them has been notified or is otherwise aware that any of them is potentially liable, or is considered potentially liable, under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any other Federal, state or local environmental laws and regulations; no action, suit, regulatory investigation or other proceeding is pending, or to the knowledge of the HVB Parties or the Victory Parties, threatened against the HVB Parties or the Victory Parties relating to environmental protection, nor do the HVB Parties or the Victory Parties have any reason to believe any such proceedings may be brought against any of them; and no disposal, release or discharge of hazardous or toxic substances, pollutants or contaminants, including petroleum and gas products, as any of such terms may be defined under federal, state or local law, has occurred on, in, at or about any facilities or properties owned or leased by any of the HVB Parties or the Victory Parties or, to the knowledge of the HVB Parties or the Victory Parties, in which the HVB Parties or the Victory Parties have a security interest.

(oo) All of the loans represented as assets on the most recent financial statements or selected financial information of the Bank, the Company, Victory Bancorp and Victory Bank included in the Prospectus meet or are exempt from all requirements of federal, state and local law pertaining to lending, including, without limitation, truth in lending (including the requirements of Regulations Z and 12 C.F.R. Part 226), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not result in a material adverse effect on the financial condition, results of operations or business of the HVB Parties taken as a whole or the Victory Parties taken as a whole.

(pp) None of the HVB Parties are required to be registered as an investment company under the Investment Company Act of 1940.

Any certificates signed by an officer of any of the HVB Parties and delivered to Agent or its counsel that refer to this Agreement shall be deemed to be a representation and warranty by the HVB Parties to Agent as to the matters covered thereby with the same effect as if such representation and warranty were set forth herein.

Section 7. Representations and Warranties of the Agent. The Agent represents and warrants to the HVB Parties that:

(a) The Agent is a limited liability company and is validly existing and in good standing under the laws of the Commonwealth of Pennsylvania with full power and authority to provide the services to be furnished to the HVB Parties.

(b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein have been duly and validly authorized by all necessary limited liability company action on the part of the Agent, and each of this Agreement and the Letter Agreement is the legal, valid and binding agreement of the Agent, enforceable in accordance with its terms, except to the extent, if any, that the provisions of Section 11 and 12 hereof may be unenforceable as against public policy, and except to the extent that such enforceability may be limited by bankruptcy laws, insolvency laws, or other laws affecting the enforcement of creditors’ rights generally or general equity principles.

(c) Each of the Agent and its employees, agents and representatives who shall perform any of the services hereunder shall have, and until the Offering are consummated or terminated shall maintain, all licenses, approvals and permits necessary to perform such services and shall comply in all material respects with all applicable laws and regulations in connection with the performance of such services.

(d) No action, suit, charge or any proceeding before the Commission, the NASD, any state securities commission or any court is pending, or to the knowledge of the Agent threatened, against the Agent which, if determined adversely to the Agent, would have a material adverse effect upon the ability of the Agent to perform its obligations under this Agreement.

(e) The Agent is registered as a broker/dealer pursuant to Section 15(b) of the Exchange Act and is a member of FINRA.

(f) Any funds received in the Offering by the Agent from prospective purchasers of the Shares will be delivered by the Agent to                     , as escrow agent (the “Escrow Agent”) for deposit in the escrow account established under the Escrow Agreement dated                     , 201     (the “Escrow Agreement”), by noon of the next business day after receipt by the Agent, together with a written account of each purchaser which sets forth, among other things, the name and address of the purchaser, the number of Shares subscribed for, and the amount paid therefor. Any checks received by the Agent that are made payable to any party other than the Escrow Agent shall be returned to the purchaser who submitted the check and not accepted. The Agent shall require any selected dealers agreements with Assisting Brokers to include provisions requiring such Assisting Brokers to comply with Rule 15c2-4 under the Exchange Act.

Section 8. Covenants of the HVB Parties. The HVB Parties hereby jointly and severally covenant with the Agent as follows:

(a) The Company will not, at any time after the date the Registration Statement is declared effective, file any amendment or supplement to the Registration Statement without providing Agent and its counsel an opportunity to review such amendment or file any amendment or supplement to which amendment Agent or its counsel shall reasonably object.

(b) The Company represents and agrees that, unless it obtains the prior consent of Agent and Agent represents and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the offered Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would constitute a “free writing prospectus,” as defined in

Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and Agent is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The Company need not treat any communication as a free writing prospectus if it is exempt from the definition of prospectus pursuant to Clause (a) of Section 2(a)(10) of the Securities Act without regard to Rule 172 or 173.

(c) The HVB Parties will not, at any time after the date any of the Reorganization Applications are approved, file any amendment or supplement to any Reorganization Application without providing Agent and its counsel an opportunity to review such amendment or supplement or file any amendment or supplement to which amendment or supplement Agent or its counsel shall reasonably object.

(d) The HVB Parties will use their best efforts to cause any post-effective amendment to the Registration Statement to be declared effective by the Commission and any post-effective amendment to the FDIC Conversion Notice or Pennsylvania Conversion Application to be approved by the FDIC or Department of Banking, and will immediately upon receipt of any information concerning the events listed below notify Agent (i) when the Registration Statement, as amended, has become effective; (ii) when the FDIC Conversion Notice as amended, has been approved by the FDIC; (iii) when the Pennsylvania Conversion Application, as amended, has been approved by the Department of Banking; (iv) of the receipt of any comments from the Commission, the FDIC, the Department of Banking or any other governmental entity with respect to the Offering or the transactions contemplated by this Agreement; (v) of any request by the Commission, the FDIC, the Department of Banking or any other governmental entity for any amendment or supplement to the Registration Statement, the FDIC Conversion Notice, or the Pennsylvania Conversion Application or for additional information; (vi) of the issuance by the Commission, the FDIC, the Department of Banking or any other governmental entity of any order or other action suspending the Offering or the use of the Registration Statement or the Prospectus or any other filing of the HVB Parties under the Conversion Regulations or other applicable law, or the threat of any such action; or (vii) of the issuance by the Commission, the FDIC, the Department of Banking or any governmental entity of any stop order suspending the effectiveness of the Registration Statement or of the initiation or threat of initiation or threat of any proceedings for that purpose. The HVB Parties will make every reasonable effort to prevent the issuance by the Commission, the FDIC, the Department of Banking or any governmental entity of any order referred to in (vi) and (vii) above and, if any such order shall at any time be issued, to obtain the lifting thereof at the earliest possible time.

(e) The HVB Parties will deliver to Agent and to its counsel conformed copies of each of the following documents, with all exhibits: (i) the Registration Statement, as originally filed and each amendment or supplement thereto; (ii) the Holding Company Application, as originally filed and each amendment or supplement thereto; (iii) the Pennsylvania Conversion Application, as originally filed and each amendment or supplement thereto; (iv) the FDIC Conversion Notice, as originally filed and each amendment or supplement thereto; (v) the Pennsylvania Merger Application, as originally filed and each amendment or supplement thereto; (vi) the FDIC BMA Application, as originally filed and each amendment or supplement thereto; and (vii) the FRB Merger Notice, as originally filed and each amendment or supplement thereto. Further, the HVB Parties will deliver such additional copies of the foregoing documents to counsel to Agent as may be required for any NASD filings. In addition, the HVB Parties will also deliver to Agent such number of copies of the Prospectus, as amended or supplemented, as Agent may reasonably request.

(f) The HVB Parties will comply in all material respects with any and all terms, conditions, requirements and provisions with respect to the Offering and the transactions contemplated thereby imposed by the Commission, by applicable state law and regulations, and by the Securities Act, the Exchange Act, and the rules and regulations of the Commission promulgated under such statutes, to be complied with prior to or subsequent to the Closing Time; and when the Prospectus is required to be delivered, the HVB Parties will comply in all material respects, at their own expense, with all material requirements imposed upon them by the FDIC or the Department of Banking, the Conversion Regulations (except as modified or waived in writing by the FDIC or Department of Banking), the Commission, by applicable state law and regulations and by the Securities Act, the Exchange Act and the rules and regulations of the Commission promulgated under such statutes, in each case as from time to time in force, so far as necessary to permit the continuance of sales or dealing in shares of Common Stock during such period in accordance with the provisions hereof and the Prospectus.

(g) [Intentionally Omitted].

(h) Each of the HVB Parties will inform Agent of any event or circumstances of which it is or becomes aware as a result of which the Registration Statement and/or Prospectus, as then supplemented or amended, would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading. If it is necessary, in the reasonable opinion of counsel for the HVB Parties, to amend or supplement the Registration Statement or the Prospectus in order to correct such untrue statement of a material fact or to make the statements therein not misleading in light of the circumstances existing at the time of their use, the HVB Parties will, at their expense, prepare, file with the Commission, the FDIC, and the Department of Banking, and furnish to Agent, a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Registration Statement and the Prospectus (in form and substance reasonably satisfactory to counsel for Agent after a reasonable time for review) which will amend or supplement the Registration Statement and/or the Prospectus so that as amended or supplemented it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time, not misleading. For the purpose of this subsection, each of the HVB Parties will furnish such information with respect to itself as Agent may from time to time reasonably request.

(i) Pursuant to the terms of the Plan, the Company will endeavor in good faith, in cooperation with Agent, to register or to qualify the Shares for offer and sale or to exempt such Shares from registration and to exempt the Company and its officers, directors and employees from registration as broker-dealers, under the applicable securities laws of the jurisdictions in which the Offering will be conducted; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation to do business in any jurisdiction in which it is not so qualified. In each jurisdiction where any of the Shares shall have been registered or qualified as above provided, the Company will make and file such statements and reports in each year as are or may be required by the laws of such jurisdictions.

(j) The Company will not sell or issue, contract to sell or otherwise dispose of, for a period of 90 days after the date hereof, without Agent’s prior written consent, which consent shall not be unreasonably withheld, any shares of Common Stock other than in connection with any plan or arrangement described in the Prospectus.

(k) For the period of three years from the date of this Agreement, the Company will furnish to Agent upon request (i) a copy of each report of the Company furnished to or filed with the Commission under the Exchange Act or any national securities exchange or system on which any class of securities of the Company is listed or quoted, (ii) a copy of each report of the Company mailed to holders of Common

Stock or non-confidential report filed with the Commission, the FDIC, the Department of Banking, the FRB or any other supervisory or regulatory authority or any national securities exchange or system on which any class of the securities of the Company is listed or quoted, (iii) each press release and material news item and article released by the Company and/or Bank, and (iv) from time-to-time, such other publicly available information concerning the HVB Parties as Agent may reasonably request; provided, however, that any information or documents available on the Commission’s Electronic Data Gathering, Analysis and Retrieval System shall be considered furnished for purposes of this Section 8(k).

(l) The HVB Parties will use the net proceeds from the sale of the Common Stock in the manner set forth in the Prospectus under the caption “Use Of Proceeds.”

(m) The Company will distribute the Prospectus or other offering materials in connection with the offering and sale of the Common Stock only in accordance with the Conversion Regulations, the Securities Act and the Exchange Act and the rules and regulations promulgated under such statutes, and the laws of any state in which the shares are qualified for sale.

(n) Prior to the Closing Time, the Company shall register its Common Stock under Section 12(g) of the Exchange Act, as amended, and will request that such registration statement be effective upon completion of the Offering. The Company shall maintain the effectiveness of such registration for not less than three years or such shorter period as permitted by the FDIC and the Department of Banking.

(o) For so long as the Common Stock is registered under the Exchange Act, the Company will furnish to its stockholders after the end of each fiscal year, in the time periods prescribed by applicable law and regulations, such reports and other information as are required to be furnished to its stockholders under the Exchange Act (including consolidated financial statements of the Company and its subsidiaries, certified by independent public accountants).

(p) The Company will report the use of proceeds of the Offering in accordance with Rule 463 under the Securities Act.

(q) The HVB Parties will maintain appropriate arrangements for depositing all funds received from persons mailing subscriptions for or orders to purchase Shares on [an interest bearing basis at the rate] [a noninterest bearing basis as] described in the Prospectus until the Closing Time and satisfaction of all conditions precedent to the release of the Company’s obligation to refund payments received from persons subscribing for or ordering Shares in the Offering, in accordance with the Plan as described in the Prospectus, or until refunds of such funds have been made to the persons entitled thereto or withdrawal authorizations canceled in accordance with the Plan and as described in the Prospectus. The HVB Parties will maintain, together with Agent, such records of all funds received to permit the funds of each subscriber to be separately insured by the FDIC (to the maximum extent allowable) and to enable the HVB Parties to make the appropriate refunds of such funds in the event that such refunds are required to be made in accordance with the Plan and as described in the Prospectus.

(r) The HVB Parties will take such actions and furnish such information as are reasonably requested by Agent in order for Agent to ensure compliance with Rule 2790 of the NASD and all related rules.

(s) The HVB Parties will conduct their businesses in compliance in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders including, all decisions, directives and orders of the Commission, the FDIC, the Department of Banking, and the FRB.

(t) The Company and the Bank shall comply with any and all terms, conditions, requirements and provisions with respect to the Offering and the transactions contemplated thereby imposed by the FDIC, the Department of Banking, the FRB, the BHCA, the Commission, the Securities Act, the Conversion Regulations, the Exchange Act and the regulations promulgated by the Commission pursuant to the Exchange Act to be complied with subsequent to the Closing Time. The Company will comply with all provisions of all undertakings contained in the Registration Statement.

(u) The HVB Parties will not amend the Plan without notifying Agent prior thereto.

(v) The Company shall provide Agent with any information necessary to carry out the allocation of the Shares in the event of an oversubscription, and such information shall be accurate and reliable in all material respects.

(w) The Company will not deliver the Shares until the HVB Parties have satisfied or caused to be satisfied each condition set forth in Section 10 hereof, unless such condition is waived in writing by Agent.

(x) Immediately upon completion of the sale by the Company of the Shares contemplated by the Plan and the Prospectus, (i) all of the issued and outstanding shares of capital stock of the Bank shall be owned by the Company, (ii) the Company shall have no direct subsidiaries other than the Bank, and (iii) the Offering shall have been effected in accordance with all applicable statutes, regulations, decisions and orders; and all terms, conditions, requirements and provisions with respect to the Offering (except those that are conditions subsequent) imposed by the Commission, the FDIC, the Department of Banking, or any other governmental agency, if any, shall have been complied with by the HVB Parties in all material respects or appropriate waivers shall have been obtained and all notice and waiting periods shall have been satisfied, waived or elapsed.

(y) On or before the Closing Time, the HVB Parties will have completed all conditions precedent to the Offering specified in the Plan and the offer and sale of the Shares will have been conducted in all material respects in accordance with the Plan, the Conversion Regulations (except as modified or waived in writing by the FDIC or the Department of Banking) and with all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Offering imposed upon any of the HVB Parties by the Commission, the FDIC, the Department of Banking, or any other regulatory authority and in the manner described in the Prospectus.

Section 9. Payment of Expenses. Whether or not the Reorganization is completed or the sale and exchange of the Shares by the Company is consummated, the HVB Parties will pay for all their expenses incident to the performance of this Agreement, including without limitation: (a) the preparation and filing of the Reorganization Applications; (b) the preparation, printing, filing, delivery and mailing of the Registration Statement, including the Prospectus and the Proxy Statement/Prospectus, and all documents related to the Offering; (c) all filing fees and expenses in connection with the qualification or registration of the Shares for offer and sale by the Company or the Bank under the securities or “Blue Sky” laws, including without limitation filing fees, reasonable legal fees and disbursements of counsel in connection therewith, and in connection with the preparation of a blue sky law survey; (d) the filing fees of the NASD related to the Agent’s fairness filing under NASD Rule 2710; (e) fees and expenses related to the preparation of the independent appraisal; (f) fees and expenses related to auditing and accounting services; (g) all expenses relating to advertising, temporary personnel, investor meetings and the stock information center; and (h) transfer agent fees and costs of preparation and distribution of stock certificates. The HVB Parties also agree to reimburse Agent for reasonable out-of-pocket expenses, including legal fees and expenses, incurred by Agent in connection with the services hereunder. Agent will not incur legal fees (excluding counsel’s out-of-pocket expenses) in excess of $75,000 without the approval of the Bank. The Agent will not incur reimbursable direct out-of-pocket expenses in excess of $20,000 without prior approval of the Bank. In the event that the Agent incurs any expenses on behalf of the HVB Parties, the HVB Parties will pay or reimburse the Agent for such expenses regardless of whether the Conversion is successfully completed, and such reimbursements will not be included in the expense limitations set forth in this paragraph. Not less than two days prior to the Closing Time, the Agent will provide the Bank with a detailed accounting of all reimbursable expenses to be paid at the Closing.

Section 10. Conditions to the Agent’s Obligations. The Company, the Bank and the Agent agree that the issuance and sale of the Shares and all obligations of the Agent hereunder are subject to the accuracy of the representations and warranties of the Company and the Bank contained herein as of the date hereof and the Closing Time, to the accuracy of the statements of officers and directors of the Company and the Bank made pursuant to the provisions hereof, to the performance by the Company and the Bank of their obligations hereunder, and to the following further conditions:

(a) The Registration Statement shall have been declared effective by the Commission and the Prospectus contained in the FDIC Conversion Notice and the Holding Company Application shall have been approved by the FDIC and the Department of Banking for mailing prior to the commencement of the Offering, and no stop order or other action suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings therefore initiated or, to any of the HVB Parties’ best knowledge, threatened by the Commission or any state authority and no order or other action suspending the authorization for use of the Prospectus or the consummation of the Offering shall have been issued or proceedings therefore initiated or, to any of the HVB Parties’ best knowledge, threatened by the Commission, the FDIC, the Department of Banking, the FRB or any other governmental body.

(b) At the Closing Time, the Agent shall have received:

(1) The favorable opinion, dated as of the Closing Time, of Jones Walker LLP acceptable to Agent in form and substance satisfactory to counsel for Agent, as set forth in Exhibit C.

(2) The letter of Jones Walker LLP in form and substance to the effect that during the preparation of the Registration Statement and the Prospectus, Jones Walker LLP participated in conferences with certain officers of and other representatives of the HVB Parties, counsel to Agent, representatives of the independent public accounting firm for the HVB Parties and representatives of Agent at which the contents of the Registration Statement and the Prospectus and related matters were discussed and has considered the matters required to be stated therein and the statements contained therein and, although (without limiting the opinions provided pursuant to Section 10(b)(1)) Jones Walker LLP has not independently verified the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus, on the basis of the foregoing, nothing has come to the attention of Jones Walker LLP that caused Jones Walker LLP to believe that the Registration Statement at the time it was declared effective by the Commission and as of the date of such letter or that the General Disclosure Package as of the Closing Time, contained or contains any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that counsel need express no comment or opinion with respect to the financial statements, schedules and other financial and statistical data included, or statistical or appraisal methodology employed, in the Registration Statement, Prospectus or General Disclosure Package).

(3) The favorable opinion, dated as of the Closing Time, of Kilpatrick Townsend & Stockton, LLP, counsel for the Victory Parties, acceptable to Agent in form and substance satisfactory to counsel for Agent, as set forth in Exhibit D.

(4) The favorable opinion, dated as of the Closing Time, of Stevens & Lee, P.C., counsel for Agent, as set forth in Exhibit E; such opinion may rely, as to matters of fact, upon certificates of officers and directors of the HVB Parties delivered pursuant hereto or as such counsel may reasonably request and upon the opinion of Jones Walker LLP.

(c) Concurrently with the execution of this Agreement, Agent shall receive a letter from (i) BDO USA, LLP, dated the date hereof and addressed to Agent, such letter confirming that BDO USA, LLP is a firm of independent public accountants within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants, the Securities Act and the regulations promulgated thereunder and 12 C.F.R. Section 571.2(c)(3), and no information concerning its relationship with or interests in the HVB Parties is required by Item 13 of the Registration Statement, and stating in effect that in BDO USA, LLP’s opinion the financial statements of the Bank included in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act, the Exchange Act and the related published rules and regulations of the Commission thereunder and the Conversion Regulations and generally accepted accounting principles consistently applied; (ii) stating in effect that, on the basis of certain agreed upon procedures (but not an audit examination in accordance with generally accepted auditing standards) consisting of a reading of the minutes of the meetings of the Board of Directors of the HVB Parties, the Audit Committee of the Bank, a review of the unaudited interim financial information as of and for the interim period ending                     , 2014 and the latest available unaudited quarterly financial statements of the Bank prepared by the Bank which shall be in accordance with Statement on Auditing Standards No. 100, and consultations with officers of the Bank responsible for financial and accounting matters, nothing came to their attention which caused them to believe that: (A) such unaudited financial statements and financial information included in the section titled “Recent Developments” are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Prospectus; or (B) during the period from the date of the Recent Developments information included in the Prospectus to a date not more than three business days prior to the date of the Prospectus there was any increase in non-performing loans, special mention loans, borrowings (defined as advances from the FHLB of Pittsburgh, securities sold under agreements to repurchase and any other form of debt other than deposits) of the Bank or decrease in assets, deposits, loan losses allowances or retained earnings of the Bank or there was any decrease in net income, non-interest income, tax expense or net interest income of the Bank or any increase in non-interest expense for the number of full months commencing immediately after the Recent Developments period and ended on the last month-end prior to the date of the Prospectus as compared to the corresponding period in the preceding year, which was material to the financial position or results of operations of the HVB Parties; and (iii) stating that, in addition to the audit examination referred to in its opinion included in the Prospectus and the performance of the procedures referred to in clause (ii) of this subsection (c), they have compared with the general accounting records of the Bank, which are subject to the internal controls of the accounting system of the Bank and other data prepared by the HVB Parties directly from such accounting records, to the extent specified in such letter, such amounts and/or percentages set forth in the Prospectus as Agent may reasonably request, and they have found such amounts and percentages to be in agreement therewith (subject to rounding).

(d) Concurrently with the execution of this Agreement, Agent shall receive a letter from (i) BDO USA, LLP, dated the date hereof and addressed to Agent, such letter confirming that BDO USA, LLP is a firm of independent public accountants within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants, the Securities Act and the regulations promulgated thereunder and 12 C.F.R. Section 571.2(c)(3), and no information concerning its relationship with or interests in the Victory Parties is required by Item 13 of the Registration Statement, and stating in effect that in BDO USA, LLP’s opinion the financial statements of Victory Bancorp included in the Prospectus covered by BDO USA, LLP’s opinion therein comply as to form in all material respects with the applicable accounting requirements of the Securities Act, the Exchange Act and the related published rules and regulations of the Commission thereunder and the Conversion Regulations and generally accepted accounting principles consistently applied; (ii) stating in effect that, on the basis of certain agreed upon procedures (but not an audit examination in accordance with generally accepted auditing standards) consisting of a reading of the minutes of the meetings of the Board of Directors of the Victory, the Audit Committee of Victory Bank, a review of the unaudited interim financial information as of and for the interim period ending                     , 2014 and the latest available unaudited quarterly financial statements of Victory Bancorp prepared by Victory Bancorp which shall be in accordance with Statement on Auditing Standards No. 100, and consultations with officers of Victory Bancorp responsible for financial and accounting matters, nothing came to their attention which caused them to believe that: (A) such unaudited financial statements and financial information included in the section titled “Recent Developments” are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Prospectus; or (B) during the period from the date of the Recent Developments information included in the Prospectus to a date not more than three business days prior to the date of the Prospectus there was any increase in non-performing loans, special mention loans, borrowings (defined as advances from the FHLB of Pittsburgh, securities sold under agreements to repurchase and any other form of debt other than deposits) of Victory Bancorp or decrease in assets, deposits, loan losses allowances or retained earnings of Victory Bancorp or there was any decrease in net income, non-interest income, tax expense or net interest income of Victory Bancorp or any increase in non-interest expense for the number of full months commencing immediately after the Recent Developments period and ended on the last month-end prior to the date of the Prospectus as compared to the corresponding period in the preceding year, which was material to the financial position or results of operations of the Victory Parties; and (iii) stating that, in addition to the audit examination referred to in its opinion included in the Prospectus and the performance of the procedures referred to in clause (ii) of this subsection (d), they have compared with the general accounting records of Victory Bancorp, which are subject to the internal controls of the accounting system of Victory Bancorp and other data prepared by the Victory Parties directly from such accounting records, to the extent specified in such letter, such amounts and/or percentages set forth in the Prospectus as Agent may reasonably request, and they have found such amounts and percentages to be in agreement therewith (subject to rounding).

(e) At the Closing Time, Agent shall receive a letter from BDO USA, LLP dated as of the Closing Time, addressed to Agent, confirming the statements made in the letters delivered by it pursuant to subsections (c) and (d) of this Section 10, the “specified date” referred to in clause (ii)(B) of such subsections to be a date specified in such letter, which shall not be more than three (3) business days prior to the Closing Time.

(f) At the Closing Time, counsel to Agent shall have been furnished with such documents and opinions as counsel for Agent may require for the purpose of enabling them to advise Agent with respect to the issuance and sale of the Common Stock as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations and warranties, or the fulfillment of any of the conditions herein contained.

(g) At the Closing Time, Agent shall receive a certificate of the Chief Executive Officer and Chief Financial Officer of each of the HVB Parties, dated the Closing Time, without personal liability to the effect that: (i) they have examined the Prospectus and at the time the Prospectus became authorized for final use, the Prospectus did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) there has not been, since the respective dates as of which information is given in the Prospectus, any material adverse change in the financial condition or in the earnings, capital, properties, business prospects or business affairs of the HVB Parties, considered as one enterprise, or the Victory Parties, considered as one enterprise, whether or not arising in the ordinary course of business; (iii) the representations and warranties contained in Section 6 of this Agreement are true and correct with the same force and effect as though made at and as of the Closing Time; (iv) each of the HVB Parties and the Victory Parties has complied in all material respects with all material agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time in this Agreement, the Merger Agreement and any approvals or orders issued by the FDIC, the Department of Banking, or the FRB with respect to the Merger or the Conversion including the conditions contained in this Section 10; (v) no stop order has been issued or, to the best of their knowledge, is threatened, by the Commission or any other governmental body; (vi) no order suspending the Offering, or the effectiveness of the Registration Statement has been issued and to the best of their knowledge, no proceedings for any such purpose have been initiated or threatened by the FDIC, the Department of Banking, the Commission, or any other federal or state authority; (vii) to the best of their knowledge, no person has sought to obtain regulatory or judicial review of the action of the FDIC or the Department of Banking in approving the Plan or to enjoin the Offering.

(h) At the Closing Time, Agent shall receive a letter from the Appraiser, dated as of the Closing Time, (i) confirming that said firm is independent of the HVB Parties and is experienced and expert in the area of corporate appraisals within the meaning of the Conversion Regulations, (ii) stating in effect that the Appraisal complies in all material respects with the applicable requirements of the Conversion Regulations, and (iii) further stating that its opinion of the aggregate pro forma market value of the HVB Parties, as converted, expressed in the Appraisal as most recently updated, remains in effect.

(i) None of the HVB Parties or Victory Parties shall have sustained, since the date of the latest audited financial statements included in the Registration Statement and Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Registration Statement and the Prospectus, and since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any material change, or any development involving a prospective material change in, or affecting the general affairs of, management, financial position, retained earnings, long-term debt, stockholders’ equity or results of operations of any of the HVB Parties or the Victory Parties, otherwise than as set forth or contemplated in the Registration Statement and the Prospectus, the effect of which, in any such case described above, is in Agent’s reasonable judgment sufficiently material and adverse as to make it impracticable or inadvisable to proceed with the Offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

(j) Prior to and at the Closing Time: (i) in the reasonable opinion of Agent there shall have been no material adverse change in the financial condition or in the earnings, capital, properties of the HVB Parties, considered as one enterprise, or the Victory Parties, considered as one enterprise, from and as of the latest dates as of which such condition is set forth in the Prospectus, except as referred to therein; (ii) there shall have been no material transaction entered into by the HVB Parties, independently or considered as one enterprise, or the Victory Parties, independently or considered as one enterprise, from the latest date as of which the financial condition of the HVB Parties and Victory Parties is set forth in the Prospectus, other than transactions referred to or contemplated therein; (iii) none of the HVB Parties or the Victory Parties shall have received from the FDIC, the Department of Banking, or the FRB any direction (oral or written, other than directions applicable to all Pennsylvania chartered banks or savings banks) to make any material change in the method of conducting their business with which it has not complied in all material respects (which direction, if any, shall have been disclosed to Agent) and which would reasonably be expected to have a material and adverse effect on the condition (financial or otherwise) or on the earnings, capital or properties of the HVB Parties, considered as one enterprise, or the Victory Parties, considered as one enterprise; (iv) none of the HVB Parties or the Victory Parties shall have been in default (nor shall an event have occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any agreement or instrument relating to any material outstanding indebtedness; (v) no action, suit or proceeding, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending or, to the knowledge of the HVB Parties or the Victory Parties, threatened against any of the HVB Parties or Victory Parties or affecting any of their properties wherein an unfavorable decision, ruling or finding would reasonably be expected to have a material and adverse effect on the financial condition or on the earnings, capital, properties or business affairs of the HVB Parties, considered as one enterprise, or the Victory Parties, considered as one enterprise; and (vi) the Shares shall have been qualified or registered for offering and sale under the securities or “blue sky” laws of the jurisdictions requested by Agent.

(k) At or prior to the Closing Time, Agent shall receive (i) a copy of the order from the Commission declaring the Registration Statement effective; (ii) a copy of the letters from the FDIC approving the FDIC Conversion Notice and the FDIC BMA Application; (iii) a copy of the letters from the Department of Banking approving the Pennsylvania Conversion Application and the Pennsylvania Merger Application; (iv) a copy of the letter from the FRB approving the Holding Company Application; (v) a copy of the letter from the FRB approving the FRB Merger Notice; (vi) copies of certificates of existence for each of the HVB Parties, (vii) a certificate from the FDIC evidencing the Bank’s insurance of accounts, (viii) a certificate of the FHLB of Pittsburgh evidencing the Bank’s membership therein, and (ix) any other documents that Agent shall reasonably request.

(l) Subsequent to the date hereof, there shall not have occurred any of the following: (i) a suspension or limitation in trading in securities generally on the New York Stock Exchange or American Stock Exchange or in the over-the-counter market, or quotations halted generally on the Nasdaq Stock Market, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required by either of such exchanges or FINRA or by order of the Commission or any other governmental authority other than temporary trading halts (A) imposed as a result of intraday changes in the Dow Jones Industrial Average, (B) lasting no longer than until the regularly scheduled commencement of trading on the next succeeding business-day, and (C) which, when combined with all other such halts occurring during the previous five business days, total less than three; (ii) a general moratorium on the operations of commercial banks or other federally-insured financial institutions or general moratorium on the withdrawal of deposits from commercial banks or other federally-insured financial institutions declared by either federal or state authorities; (iii) the engagement by the United States in hostilities which have resulted in the declaration, on or after the date hereof, of a national emergency or war; or (iv) a material decline in the price of equity or debt securities in the United States financial markets or elsewhere if the effect of any of (i) through (iv) herein, in Agent’s reasonable judgment, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus.

(m) All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to Agent and of counsel for Agent. Any certificate signed by an officer of the Company or the Bank and delivered to Agent or to counsel for Agent shall be deemed a representation and warranty by the Company or the Bank, as the case may be, to Agent as to the statements made therein. If any condition to Agent’s obligations hereunder to be fulfilled prior to or at the Closing Time is not fulfilled, Agent may terminate this Agreement (provided that if this Agreement is so terminated but the sale of Shares is nevertheless consummated, Agent shall be entitled to the compensation provided for in Section 4 hereof) or, if Agent so elects, may waive any such conditions which have not been fulfilled or may extend the time of their fulfillment.

Section 11. Indemnification.

(a) The HVB Parties jointly and severally agree to indemnify and hold harmless the Agent, its officers, directors, agents, attorneys, and employees and each person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses, subject to the limitation set forth in the last sentence of paragraph (c) below), joint or several, that the Agent or any of such officers, directors, agents, attorneys, employees and controlling Persons (collectively, the “Related Persons”) may suffer or to which the Agent or the Related Persons may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the Agent and any Related Persons upon written demand for any reasonable expenses (including reasonable fees and disbursements of counsel) incurred by the Agent or any Related Persons in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions: (i) arise out of the allocation of the Shares in accordance with (x) the Plan generally and (y) the records or other information provided to the Agent by the HVB Parties, or their agents; (ii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), any Issuer-Represented Free Writing Prospectus, the Applications, or any blue sky application, or other instrument or document of the HVB Parties or based upon written information supplied by any of the HVB Parties filed in any state or jurisdiction to register or qualify any or all of the Shares under the securities laws thereof (collectively, the “Blue Sky Applications”), or any application or other document, advertisement, or communication (“Sales Information”) prepared, made or executed by or on behalf of any of the HVB Parties with its consent or based upon written information furnished by or on behalf of any of the HVB Parties, whether or not filed in any jurisdiction, in order to qualify or register the Shares under the securities laws thereof, (iii) arise out of or are based upon the omission or alleged omission to state in any of the foregoing documents or information, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (iv) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), any Issuer-Represented Free Writing Prospectus, the Applications, any Blue Sky Applications or Sales Information or other documentation distributed in connection with the Offering; or (v) result from any claims made with respect to the accuracy, reliability and completeness of the records of Eligible Account Holders and Supplemental Eligible Account Holders or Other Depositors or for any denial or reduction of a subscription or order to purchase Common Stock, whether as a result of a properly calculated allocation pursuant to the Plan or otherwise, based upon such records; provided, however, that no indemnification is required under this paragraph (a) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue material statements or alleged untrue material statements in, or material omission or alleged material omission from, the Registration Statement (or any amendment or supplement thereto) or the Prospectus (or any amendment or supplement thereto), any Issuer-Represented Free Writing Prospectus, the Applications, the Blue Sky Applications or Sales Information or other documentation distributed in connection with the Conversion made in reliance upon and in conformity with written information furnished to the HVB Parties by the Agent or its representatives (including counsel) with respect to the Agent expressly for use in the Registration Statement (or any amendment or supplement thereto) or Prospectus (or any amendment or supplement thereto) under the captions “Market for Common Stock of HVB Bancorp” and “The Conversion and Stock Offering – Marketing and Distribution; Compensation”; provided further, that the HVB Parties will not be responsible for any loss, liability, claim, damage or expense to the extent a court of competent jurisdiction finds that they result primarily from material oral misstatements by the Agent to a purchaser of Shares which are not based upon information in the Registration Statement or Prospectus, or from actions taken or omitted to be taken by the Agent in bad faith or from the Agent’s gross negligence or willful misconduct, and the Agent agrees to repay to the HVB Parties any amounts advanced to it by the HVB Parties in connection with matters as to which it is found by a court of competent jurisdiction not to be entitled to indemnification hereunder.

(b) The Agent agrees to indemnify and hold harmless the HVB Parties, their directors and officers, agents, and employees and each person, if any, who controls any of the HVB Parties within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses, subject to the limitation set forth in the last sentence of paragraph (c) below), joint or several, which they, or any of them, may suffer or to which they, or any of them, may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the HVB Parties and any such persons upon written demand for any reasonable expenses (including fees and disbursements of counsel) incurred by them in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), the Prospectus, any Issuer-Represented Free Writing Prospectus, the Applications or any Blue Sky Applications or Sales Information or are based upon the omission or alleged omission to state in any of the foregoing documents a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Agent’s obligations under this Section 11(b) shall exist only if and only to the extent that such untrue statement or alleged untrue statement was made in, or such material fact or alleged material fact was omitted from, the Applications, Registration Statement (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), any Blue Sky Applications or Sales Information in reliance upon and in conformity with written information furnished to the HVB Parties by the Agent or its representatives (including counsel) expressly for use under the captions “Market for Common Stock of HVB Bancorp” and “The Conversion and Stock Offering – Marketing and Distribution; Compensation.”

(c) Each indemnified party shall give prompt written notice to each indemnifying party of any action, proceeding, claim (whether commenced or threatened), or suit instituted against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have on account of this Section 11, Section 12 or otherwise. An indemnifying party may participate at its own expense in the defense of such action. In addition, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it reasonably acceptable to the indemnified parties that are defendants in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them that are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action, proceeding or claim, other than reasonable costs of investigation. In no event shall the indemnifying parties be liable for the fees and expenses of more than one separate firm of attorneys (unless an indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or in addition to those of other indemnified parties) for all indemnified parties in connection with any one action, proceeding or claim or separate but similar or related actions, proceedings or claims in the same jurisdiction arising out of the same general allegations or circumstances. The HVB Parties shall be liable for any settlement of any claim against the Agent (or its directors, officers, employees, affiliates or controlling persons), made with the consent of the HVB Parties, which consent shall not be unreasonably withheld. The HVB Parties shall not, without the written consent of the Agent, settle or compromise any claim against them based upon circumstances giving rise to an indemnification claim against the HVB Parties hereunder unless such settlement or compromise provides that the Agent and the other indemnified parties shall be unconditionally and irrevocably released from all liability in respect of such claim.

(d) The agreements contained in this Section 11 and in Section 12 hereof and the representations and warranties of the HVB Parties set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Agent or its officers, directors, controlling persons, agents, attorneys, or employees or by or on behalf of any of the HVB Parties or any officers, directors, controlling persons, agents, attorneys, or employees of any of the HVB Parties; (ii) delivery of and payment hereunder for the Shares; or (iii) any termination of this Agreement. To the extent required by law, Sections 11 and 12 hereof are subject to and limited by Section 23A of the Federal Reserve Act.

Section 12. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 11 is due in accordance with its terms but is found in a final judgment by a court to be unavailable from the HVB Parties or the Agent, the HVB Parties and the Agent shall contribute to the aggregate losses, claims, damages and liabilities of the nature contemplated by such indemnification in such proportion so that (i) the Agent is responsible for that portion represented by the percentage that the fees paid to the Agent pursuant to Section 4 of this Agreement (not including expenses) (the “Agent’s Fees”), less any portion of Agent’s Fees paid by Agent to Assisting Brokers, bear to the total proceeds received by the HVB Parties from the sale of the Shares in the Offering, net of all expenses of the Offering, except Agent’s Fees and (ii) the HVB Parties shall be responsible for the balance. If, however, the allocation provided above is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 11 above, then each indemnifying party shall contribute to such amount paid or payable to such indemnified party in such proportion as is appropriate to reflect not only such relative fault of the HVB Parties on the one hand and the Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereof), but also the relative benefits received by the HVB Parties on the one hand and the Agent on the other from the Offering, as well as any other relevant equitable considerations. The relative benefits received by the HVB Parties on the one hand and the Agent on the other hand shall be deemed to be in the same proportion as the total proceeds from the Offering, net of all expenses of the Offering except Agent’s Fees, received by the HVB Parties bear, with respect to the Agent, to the total fees (not including expenses) received by the Agent less the portion of such fees paid by the Agent to Assisting Brokers. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the HVB Parties on the one hand or the Agent on the other and the parties relative intent, good faith, knowledge, access to information and opportunity to correct or prevent such statement or omission. The HVB Parties and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 12 were determined by pro-rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 12. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or action, proceedings or claims in respect thereof) referred to above in this Section 12 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. It is expressly agreed that the Agent shall not be liable for any loss, liability, claim, damage or expense or be required to contribute any amount which in the aggregate exceeds the amount paid (excluding reimbursable expenses) to the Agent under this Agreement less the portion of such fees paid by the Agent to Assisting Brokers. It is understood and agreed that the above-stated limitation on the Agent’s liability is essential to the Agent and that the Agent would not have entered into this Agreement if such limitation had not been agreed to by the parties to this Agreement. No person found guilty of any fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution with respect to any loss or liability arising from such misrepresentation from any person who was not found guilty of such fraudulent misrepresentation. For purposes of this Section 12, each of the Agent’s and the HVB Parties’ officers and directors and each person, if any, who controls the Agent or any of the HVB Parties within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the HVB Parties and the Agent. Any party entitled to contribution, promptly after receipt of notice of commencement of any action, suit, claim or proceeding against such party in respect of which a claim for contribution may be made against another party under this Section 12, will notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have hereunder or otherwise than under this Section 12.

Section 13. Survival. All representations, warranties and indemnities and other statements contained in this Agreement (and in Exhibit “A” to the Letter Agreement) or contained in certificates of officers of the HVB Parties or the Agent submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of the Agent or its controlling persons, or by or on behalf of the HVB Parties and shall survive the issuance of the Shares, and any legal representative, successor or assign of the Agent, any of the HVB Parties, and any indemnified person shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations.

Section 14. Termination. Agent may terminate this Agreement by giving the notice indicated below in this Section at any time after this Agreement becomes effective as follows:

(a) In the event (i) the Plan is abandoned or terminated by the Bank or the Company; (ii) the Company fails to consummate the sale of the minimum number of Shares prior to                     , 2014 in accordance with the provisions of the Plan or as required by the Conversion Regulations and applicable law; (iii) the Agent terminates this relationship because there has been a material adverse change in the financial condition or operations of the HVB Parties considered as one enterprise since the date of the latest audited financial statements included in the Prospectus; or (iv) immediately prior to commencement of the Offering, the Agent terminates this relationship because in its opinion, which shall have been formed in good faith after reasonable determination and consideration of all relevant factors, there has been a failure to satisfactorily disclose all relevant information in the Prospectus or the existence of market conditions which might render the sale of the Shares inadvisable, this Agreement shall terminate and no party to this Agreement shall have any obligation to the other hereunder except as set forth in Sections 3, 4, 9, 11 and 12 hereof.

(b) If any of the conditions specified in Section 10 hereof shall not have been fulfilled when and as required by this Agreement, or by the Closing Time, or waived in writing by the Agent, this Agreement and all of the Agent’s obligations hereunder may be canceled by the Agent by notifying the Bank of such cancellation in writing at any time at or prior to the Closing Time, and any such cancellation shall be without liability of any party to any other party except as otherwise provided in Sections 3, 4, 9, 11 and 12 hereof.

(c) If Agent elects to terminate this Agreement as provided in this Section, the HVB Parties shall be notified by the Agent as provided in Section 15 hereof.

(d) If this Agreement is terminated in accordance with the provisions of this Agreement, the Agent shall retain non-refundable retainer fee earned and paid to it pursuant to Section 4 and the HVB Parties shall reimburse the Agent for its reasonable out-of-pocket expenses pursuant to Section 9.

Section 15. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agent shall be directed to Griffin Financial Group LLC, 607 Washington Street, Reading, Pennsylvania 19603, Attention: Mark R. McCollom, Managing Director (with a copy to Stevens & Lee, P.C., 111 North 6th Street, Reading, Pennsylvania 19601, Attention: Sunjeet S. Gill, Esq.); notices to the HVB Parties shall be directed to HV Bancorp, Inc., 3501 Masons Mill Road, Suite 401, Huntingdon Valley, Pennsylvania 19006, Attention: Travis J. Thompson, Esq., President and Chief Executive Officer, (with a copy to Jones Walker LLP, 499 South Capital Street, S.W., Suite 600, Washington, DC 20003-4013 Attention: Edward B. Crosland, Jr., Esq.).

Section 16. Parties. This Agreement shall inure to the benefit of and be binding upon the Agent and the HVB Parties, and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons, officers, directors, agents and employees referred to in Section 11 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provisions herein contained. It is understood and agreed that this Agreement is the exclusive agreement among the parties, supersedes any prior Agreement among the parties and may not be varied except by a writing signed by all parties, except for Exhibit “A” to the Letter Agreement, which is not hereby superseded.

Section 17. Partial Invalidity. In the event that any term, provision or covenant herein or the application thereof to any circumstance or situation shall be invalid or unenforceable, in whole or in part, the remainder hereof and the application of said term, provision or covenant to any other circumstance or situation shall not be affected thereby, and each term, provision or covenant herein shall be valid and enforceable to the full extent permitted by law.

Section 18. Construction. This Agreement shall be construed in accordance with the laws of the Commonwealth of Pennsylvania.

[SIGNATURE PAGE FOLLOWS]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Agent a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agent on the one hand, and the Company and the Bank on the other in accordance with its terms.

Very truly yours,

HVB BANCORP, INC.

By:
Travis J. Thompson, Esq.
President and Chief Executive Officer

HUNTINGDON VALLEY BANK

By:
Travis J. Thompson, Esq.
President and Chief Executive Officer

The foregoing Agency Agreement is hereby confirmed and accepted as of the date first set forth above.

GRIFFIN FINANCIAL GROUP LLC

By:

Name:

Title:

EXHIBIT A

LETTER AGREEMENT

EXHIBIT B

ASSISTING BROKERS AGREEMENT

                    , 201

Griffin Financial Group LLC

607 Washington Street

Reading, PA 19603

Gentlemen:

(1) General. We understand that Griffin Financial Group LLC (“Griffin”) is entering into this Agreement with us and other firms who may be offered the right to purchase as principal a portion of securities being distributed to the public. The terms and conditions of this Agreement shall be applicable to any public offering of securities (“Securities”) pursuant to a registration statement filed under the Securities Act of 1933 (the “Securities Act”) or exempt from registration thereunder (other than a public offering of Securities effected wholly outside the United States of America), wherein Griffin (acting for its own account or for the account of any underwriting or similar group or syndicate) is responsible for managing or otherwise implementing the sale of the Securities to selected dealers (“Selected Dealers”) and has informed us that such terms and conditions shall be applicable. Any such offering of Securities to us as a Selected Dealer is hereinafter called an “Offering.” In the case of any Offering in which you are acting for the account of any underwriting or similar group or syndicate (“Underwriters”), the terms and conditions of this Agreement shall be for the benefit of, and binding upon, such Underwriters, including, in the case of any Offering in which you are acting with others as representatives of Underwriters, such other representatives. The term “preliminary prospectus” means any preliminary prospectus relating to an Offering of Securities or any preliminary prospectus supplement together with a prospectus relating to an Offering of Securities; the term “Prospectus” means the prospectus, together with the final prospectus supplement, if any, relating to an Offering of Securities, filed pursuant to Rule 424(b) or Rule 424(c) under the Securities Act or any successor or similar rules.

This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof and supersedes any prior oral or written agreements or understanding between the parties hereto or their predecessors with respect to the subject matter hereof.

(2) Conditions of Offering, Acceptance and Purchase. Any Offering will be subject to delivery of the Securities and their acceptance by you and any other Underwriters, may be subject to the approval of all legal matters by counsel and the satisfaction of other conditions, and may be made on the basis of reservation of Securities or an allotment against subscription. You will advise us by facsimile, e-mail, or other form of written communication (“Written Communication”) of the particular method and supplementary terms and conditions (including, without limitation, the information as to prices and offering date referred to in Section 3(c)) of any Offering in which we are invited to participate. To the extent such supplementary terms and conditions are inconsistent with any provision herein, such terms and conditions shall supersede any such provision. Unless otherwise indicated in any such Written Communication, acceptances and other communications by us with respect to any Offering should be sent to Griffin. You may close the subscription books at any time in your sole discretion without notice, and you reserve the right to reject any acceptance in whole or in part. Payment for Securities purchased by us is to be made at such office as you may designate, at the public offering price, or, if you shall so advise us, at such price less the concession to dealers or at the price set forth or indicated in a Written Communication, on such date as you shall determine, on one day’s prior notice to us, by wire transfer to a Griffin account, against delivery of certificates or other forms evidencing such Securities. If payment is made for Securities purchased by us at the public offering price, the concession to which we shall be entitled will be paid to us upon termination of the provisions of Section 3(c) with respect to such Securities.

Unless we promptly give you written instructions otherwise, if transactions in the Securities may be settled through the facilities of The Depository Trust Company, delivery of Securities purchased by us will be made through such facilities if we are a member, or if we are not a member, settlement may be made through our ordinary correspondent who is a member.

(3) Representations, Warranties, and Agreements.

(a) Registered Offering. In the case of any Offering of Securities that are registered under the Securities Act (“Registered Offering”), you shall provide us with such number of copies of each preliminary prospectus, the Prospectus and any supplement thereto relating to each Registered Offering as we may reasonably request for the purposes contemplated by the Securities Act and the Securities Exchange Act of 1934 (the “Exchange Act”) and the applicable Rules and regulations of the Securities and Exchange Commission thereunder. We represent that we are familiar with Rule 15c2-8 under the Exchange Act relating to the distribution of preliminary and final prospectuses and agree that we will comply therewith. We agree to keep an accurate record of our distribution (including dates, number of copies, and persons to whom sent) of copies of the Prospectus or any preliminary prospectus (or any amendment or supplement to any thereof), and promptly upon request by you, to bring all subsequent changes to the attention of anyone to whom such material shall have been furnished. We agree to furnish to persons who receive a confirmation of sale a copy of the Prospectus filed pursuant to Rule 424(b) or Rule 424(c) under the Securities Act. We agree that in purchasing Securities in a Registered Offering we will rely upon no statements whatsoever, written or oral, other than the statements in the Prospectus delivered to us by you. We will not be authorized by the issuer or other seller of Securities offered pursuant to a Prospectus or by any Underwriter to give any information or to make any representation not contained in the Prospectus in connection with the sale of such Securities. We will not use any free writing prospectus, unless consented to by you or authorized expressly in writing to you by the issuer in the Registered Offering.

(b) Offering Pursuant to Offering Circular. In the case of any Offering of Securities, other than a Registered Offering, which is made pursuant to an offering circular or other document comparable to a prospectus in a Registered Offering, including, without limitation, an Offering of “exempted securities” as defined in Section 3(a)(2) of the Securities Act (an “Exempted Securities Offering”), you shall provide us with such number of copies of each preliminary offering circular, the final offering circular and any supplement thereto relating to each Offering as we may reasonably request. We agree that we will comply with the applicable federal and state laws, and the applicable rules and regulations of any regulatory body promulgated thereunder, governing the use and distribution of offering circulars by brokers or dealers. We agree that in purchasing Securities pursuant to an offering circular we will rely upon no statements whatsoever, written or oral, other than the statements in the final offering circular delivered to us by you. We will not be authorized by the issuer or other seller of Securities offered pursuant to an offering circular or by any Underwriter to give any information or to make any representation not contained in the offering circular in connection with the sale of such Securities.

(c) Offer and Sale to the Public. With respect to any Offering of Securities, you will inform us by a Written Communication of the public offering price, the selling concession, the reallowance (if any) to dealers, and the time when we may commence selling Securities to the public. After such public offering has commenced, you may change the public offering price, the selling concession, and the reallowance to dealers. With respect to each Offering of Securities, until the provisions of this Section 3(c) shall be terminated pursuant to Section 5, we agree to offer Securities to the public only at the public offering price, except that if a reallowance is in effect, a reallowance from the public offering price not in excess of such reallowance may be allowed as consideration for services rendered in distribution to dealers who are actually engaged in the investment banking or securities business, who execute the written agreement prescribed by Rule 2740 of the Rules of Conduct of the Financial Industry

Regulatory Authority (“FINRA”) and who are either members in good standing of FINRA or foreign brokers or dealers not eligible for membership in FINRA who represent to us that they will promptly reoffer such Securities at the public offering price and will abide by the conditions with respect to foreign brokers and dealers set forth in Section 3(f) hereof.

(d) Stabilization and Overallotment. You may, with respect to any Offering, be authorized to over-allot in arranging sales to Selected Dealers, to purchase and sell Securities, any other securities of the issuer of the Securities of the same class and series and any other securities of such issuer that you may designate for long or short account, and to stabilize or maintain the market price of the Securities. We agree not to purchase and sell Securities for which an order from a client has not been received without your consent in each instance. We agree to advise you from time to time upon request, prior to the termination of the provisions of Section 3(c) with respect to any Offering, of the amount of Securities purchased by us hereunder remaining unsold and we will, upon your request, sell to you, for the accounts of the Underwriters, such amount of Securities as you may designate, at the public offering price thereof less an amount to be determined by you not in excess of the concession to dealers. In the event that prior to the later of (i) the termination of the provisions of Section 3(c) with respect to any Offering, or (ii) the covering by you of any short position created by you in connection with such Offering for your account or the account of one or more Underwriters, you purchase or contract to purchase for the account of any of the Underwriters, in the open market or otherwise, any Securities theretofore delivered to us, you reserve the right to withhold the above-mentioned concession to dealers on such Securities if sold to us at the public offering price, or if such concession has been allowed to us through our purchase at a net price, we agree to repay such concession upon your demand, plus in each case any taxes on redelivery, commissions, accrued interest, and dividends paid in connection with such purchase or contract to purchase.

(e) Open Market Transactions. We agree to abide by Regulation M under the Exchange Act and we agree not to bid for, purchase, attempt to purchase, or sell, directly or indirectly, any Securities, any other Reference Securities (as defined in Regulation M) of the issuer, or any other securities of such issuer as you may designate, except as brokers pursuant to unsolicited orders and as otherwise provided in this Agreement. If the Securities are common stock or securities convertible into common stock, we agree not to effect, or attempt to induce others to effect, directly or indirectly, any transactions in or relating to any stock of such issuer, except to the extent permitted by Rule 101 of Regulation M under the Exchange Act.

(f) FINRA. We represent that we are actually engaged in the investment banking or securities business and we are either (i) a member in good standing of FINRA, (ii) if not such a member, a foreign dealer not eligible for membership, or (iii) solely in connection with an Exempted Securities Offering, a bank, as defined in Section 3(a)(6) of the Exchange Act, that does not otherwise fall within provision (i) or (ii) of this sentence (a “Bank”). If we are a member as described in (i), we agree that in making sales of the Securities we will comply with all applicable interpretative materials and Conduct Rules of FINRA, including, without limitation, Conduct Rules 2740 (relating to Selling Concessions, Discounts and Other Allowances) and 2790 (relating to New Issues). If we are a foreign dealer as described in (ii), we agree not to offer or sell any Securities in the United States of America, its territories or its possessions or to persons who are citizens thereof or residents therein (other than through you), and in making sales of Securities outside the United States of America we agree to comply as though we were a member with Conduct Rules 2730 (relating to Securities Taken in Trade), 2740 (relating to Selling Concessions), 2750 (relating to Transactions with Related Persons) and 2790 (relating to New Issues) as though we were such a member and to comply with Conduct Rule 2420 (relating to Dealing with Non-Members) as it applies to a nonmember broker or dealer in a foreign country. In connection with an Exempted Securities Offering, if we are a Bank, we agree to also comply, as though we were a FINRA member, with the provision of Rules 2730, 2740 and 2750 of the Conduct Rules. We further represent, by our participating in an Offering, that we have provided to you all documents and other information required to be filed with respect to us, any related person or any person associated with us or any such related person pursuant to the supplementary requirements of FINRA’s interpretation with respect to review of corporate financing as such requirements relate to such Offering.

We further agree that, in connection with any purchase of Securities from you that is not otherwise covered by the terms of this Agreement (whether you are acting as manager, as member of an underwriting syndicate or a selling group or otherwise), if a selling concession, discount or other allowance is granted to us, the preceding paragraph will be applicable.

(g) Relationship among Underwriters and Selected Dealers. You may buy Securities from or sell Securities to any Underwriter or Selected Dealer and, with your consent, the Underwriters (if any) and the Selected Dealers may purchase Securities from and sell Securities to each other at the public offering price less all or any part of the concession. We are not authorized to act as agent for you or any Underwriter or the issuer or other seller of any Securities in offering Securities to the public or otherwise. Nothing contained herein or in any Written Communication from you shall constitute the Selected Dealers partners with you or any Underwriter or with one another. If the Selected Dealers, among themselves or with the Underwriters, should be deemed to constitute a partnership for federal income tax purposes, then we elect to be excluded from the application of Subchapter K, Chapter 1, Subtitle A of the Internal Revenue Code of 1986 and agree not to take any position inconsistent with that election. We authorize you, in your discretion, to execute and file on our behalf such evidence of that election as may be required by the Internal Revenue Service. Neither you nor any Underwriter shall be under any obligation to us except for obligations assumed hereby or in any Written Communication from you in connection with any Offering. In connection with any Offering, we agree to pay our proportionate share of any tax, claim, demand, or liability asserted against us, and the other Selected Dealers or any of them, or against you or the Underwriters, if any, based on any claim that such Selected Dealers or any of them constitute an association, unincorporated business, or other separate entity, including in each case our proportionate share of any expense incurred in defending against any such tax, claim, demand, or liability.

(h) Blue Sky Laws. Upon application to you, you will inform us as to the jurisdictions in which you believe the Securities have been qualified for sale or are exempt under the respective securities or “blue sky” laws of such jurisdictions. We understand and agree that compliance with the securities or “blue sky” laws in each jurisdiction in which we shall offer or sell any of the Securities shall be our sole responsibility and that you assume no responsibility or obligations as to the eligibility of the Securities for sale or our right to sell the Securities in any jurisdiction.

(i) Compliance with Law. We agree that in selling Securities pursuant to any Offering (which agreement shall also be for the benefit of the issuer or other seller of such Securities), we will comply with the applicable provisions of the Securities Act and the Exchange Act, the applicable Rules and regulations of the Securities and Exchange Commission thereunder, the applicable Rules and regulations of FINRA, the applicable Rules and regulations of any securities exchange having jurisdiction over the Offering, and the applicable laws, rules and regulations specified in Section 3(c) hereof. Without limiting the foregoing, (a) we agree that, at all times since we were invited to participate in an Offering of Securities, we have complied with the provisions of Regulation M applicable to such Offering, in each case after giving effect to any applicable exemptions and (b) we represent that our incurrence of obligations hereunder in connection with any Offering of Securities will not result in the violation by us of Rule 15c3-1 under the Exchange Act, if such requirements are applicable to us. You shall have full authority to take such action as you may deem advisable in respect of all matters pertaining to any Offering. Neither you nor any Underwriter shall be under any liability to us, except for lack of good faith and for obligations expressly assumed by you in this Agreement; provided, however, that nothing in this sentence shall be deemed to relieve you from any liability imposed by the Securities Act.

(j) Best Efforts Offering. If you communicate to us that a particular offering is being made on a best efforts basis, then the terms in this Section 3(j) apply and other inconsistent terms in this Agreement do not apply.

(i) The offering will be a best efforts offering. The offering also will be contingent and involve a closing only after receipt of necessary documentation from the issuer and satisfaction of other conditions, if any, specified in the prospectus or offering circular and the agency or engagement agreement with you and the issuer. The offering is designed to comply with applicable Commission rules, including Rules 15c2-4, 10b-9, and 15c6-1. See FINRA Notice to Members 98-4, 87-61 and 84-7.

(ii) We represent and agree that we shall take necessary steps to comply with Commission Rules 15c2-4, 10b-9 and 15c6-1, including, but not limited to, depositing funds in a complying special account if funds are received before all closing conditions have been met. We also represent that we are aware that those who purchase in this best efforts offering are subject to the investor purchase limitations described in the prospectus or offering circular.

(4) Indemnification. We agree to indemnify and hold harmless Griffin, the issuer of the Securities, each person, if any, who controls (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) Griffin or the issuer of the Securities, and their respective directors, officers and employees from and against any and all losses, liabilities, costs or claims (or actions in respect thereof) (collectively, “Losses”) to which any of them may become subject (including all reasonable costs of investigating, disputing or defending any such claim or action), insofar as such Losses arise out of or are in connection with the breach of any representation, warranty or agreement made by us herein.

If any claim, demand, action or proceeding (including any governmental investigation) shall be brought or alleged against an indemnified party in respect of which indemnity is to be sought against an indemnifying party, the indemnified party shall promptly notify the indemnifying party in writing, and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnified party may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to such indemnified party or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is agreed that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate law firm (in addition to local counsel where necessary) for all such indemnified parties. Such firm shall be designated in writing by the indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

The indemnity agreements contained in this Section and the representations and warranties by us in this Agreement shall remain operative and in full force and effect regardless of: (i) any termination of this Agreement, (ii) any investigation made by an indemnified party or on such party’s behalf or any person controlling an indemnified party or by or on behalf of the indemnifying party, its directors or officers or any person controlling the indemnifying party, and (iii) acceptance of and payment for any Securities.

(5) Termination; Supplements and Amendments. This Agreement may be terminated by either party hereto upon five business days’ written notice to the other party; provided that with respect to any Offering for which a Written Communication was sent and accepted prior to such notice, this Agreement as it applies to such Offering shall remain in full force and effect and shall terminate with respect to such Offering in accordance with the last sentence of this Section. This Agreement may be supplemented or amended by you by written notice thereof to us, and any such supplement or amendment to this Agreement shall be effective with respect to any Offering to which this Agreement applies after the date of such supplement or amendment. Each reference to “this Agreement” herein shall, as appropriate, be to this Agreement as so amended and supplemented. The terms and conditions set forth in Sections 3(c) and (e) with regard to any offering will terminate at the close of business on the thirtieth day after the date of the initial public offering of the Securities to which such Offering relates, but such terms and conditions, upon notice to us, may be terminated by you at any time.

(6) Successors and Assigns. This Agreement shall be binding on, and inure to the benefit of, the parties hereto and other persons specified or indicated in Section 1, and the respective successors and assigns of each of them.

(7) Governing Law. This Agreement and the terms and conditions set forth herein with respect to any Offering together with such supplementary terms and conditions with respect to such Offering as may be contained in any Written Communication from you to us in connection therewith shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania without regard to conflicts of laws principles.

[SIGNATURE PAGE FOLLOWS]

By signing this Agreement we confirm that our subscription to, or our acceptance of any reservation of, any Securities pursuant to an Offering shall constitute (i) acceptance of and agreement to the terms and conditions of this Agreement (as supplemented and amended pursuant to Section 5) together with and subject to any supplementary terms and conditions contained in any Written Communication from you in connection with such Offering, all of which shall constitute a binding agreement between us and you, individually, or as representative of any Underwriters, (ii) in confirmation that our representations and warranties set forth in Section 3 are true and correct at that time and (iii) confirmation that our agreements set forth in Sections 2 and 3 have been and will be fully performed by us to the extent and at the times required thereby.

Very truly yours,

(Name of Firm)

By:

Confirmed, as of the date first above written.

GRIFFIN FINANCIAL GROUP LLC

By:

Execution Date:

EXHIBIT C

FORM OF OPINION OF JONES WALKER, LLP

Exhibit C to Agency Agreement

The written opinion, dated as of the Closing Time, of Jones Walker, LLP to the effect that:

(i) The Company is a corporation duly organized and validly existing under the laws of the Commonwealth of Pennsylvania, with corporate power and authority to own its properties and to conduct its business as described in the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business requires such qualification and in which the failure to qualify would have a material adverse effect on the financial condition, earnings, capital, properties or business affairs of the HVB Parties.

(ii) The Bank is a duly organized and validly existing Pennsylvania chartered savings bank with full power and authority to own its properties and to conduct its business as described in the Prospectus and to enter into this Agreement and perform its obligations hereunder; the activities of the Bank as described in the Prospectus are permitted by the rules, regulations and practices of the FDIC.

(iii) The activities of the Bank described in the Prospectus are permitted under Pennsylvania law to a Pennsylvania chartered savings bank. To the best of such counsel’s knowledge, each of the Company and the Bank has obtained all licenses, permits, and other governmental authorizations that are material for the conduct of its business, all such licenses, permits and other governmental authorization are in full force and effect, and the Company and the Bank are complying therewith in all material respects.

(iv) The Bank is a member of the FHLB of Pittsburgh and the Bank is an insured depository institution under the provisions of the Federal Deposit Insurance Act, as amended, and to such counsel’s knowledge no proceedings for the termination or revocation of such insurance are pending or threatened.

(v) The authorized capital stock of the Bank consists of                  shares of common stock, and when issued pursuant to the Plan, such shares will be owned beneficially and of record solely by the Company free and clear of any security interest, mortgage, pledge, lien or encumbrance. All of the shares of the Bank, when issued to the Company, will have been duly authorized, validly issued and fully paid and nonassessable and will be exempt from registration under the Securities Act.

(vi) Except as set forth in the Prospectus, each of the HVB Subsidiaries is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, and each of the HVB Subsidiaries and is duly authorized to conduct its business as described in the Prospectus. The activities of each HVB Subsidiary as described in the Registration Statement and Prospectus are permitted to subsidiaries of a Pennsylvania chartered savings bank by the rules, regulations and practices of the FDIC and the Department of Banking, and, except as set forth in the Prospectus, all of the issued and outstanding capital stock of each HVB Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, except as disclosed in the Prospectus, is owned by the Bank free and clear of any security interest, mortgage, pledge, lien, or encumbrance.

(vii) Upon consummation of the Offering, (a) the authorized, issued and outstanding capital stock of the Company will be within the range set forth in the Prospectus under the caption “Capitalization,” and no shares of Common Stock have been or will be issued and outstanding prior to the Closing Time; (b) the shares of Common Stock of the Company to be issued in the Offering and the Merger Shares will have been duly and validly authorized for issuance and sale; (c) the shares of Common Stock of the Company to be issued in the Offering, when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan, will be fully paid and nonassessable; (d) the Merger Shares, when issued and delivered by the Company pursuant to the Merger Agreement will be validly issued, fully paid and nonassessable; and (e) the issuance of the shares of Common Stock in the Offering and the Merger Shares is not subject to preemptive rights under the charter or bylaws of any of the HVB Parties, or arising or outstanding by operation of law or, to the best knowledge of such counsel, under any contract, indenture, agreement, instrument or other document, except for the subscription rights under the Plan.

(viii) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the HVB Parties; and this Agreement constitutes a valid, legal and binding obligation of each of the HVB Parties, enforceable in accordance with its terms, except to the extent that the provisions of Sections 11 and 12 hereof may be unenforceable as against public policy, and except to the extent that such enforceability may be limited by bankruptcy laws, insolvency laws, or other laws affecting the enforcement of creditors’ rights generally, or the rights of creditors of savings institutions insured by the FDIC (including the laws relating to the rights of the contracting parties to equitable remedies).

(ix) The Plan has been duly adopted by the Board of Directors of the Bank and the Company in the manner required by the Conversion Regulations.

(x) The FDIC Conversion Notice has been approved by the FDIC, the Pennsylvania Conversion Application has been approved by the Department of Banking, the Holding Company Application has been approved by the FRB and the Prospectus has been authorized for use by the FDIC and the Department of Banking; subject to the satisfaction of any conditions set forth in such FDIC, Department of Banking or FRB approvals and clearance under applicable state securities laws, no further approval, registration, authorization, consent or other order of any federal or state regulatory agency, public board or body is required in connection with the execution and delivery of this Agreement, the offer, sale and issuance of the Shares and the consummation of the Offering.

(xi) The Registration Statement has become effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement has been issued, and, to such counsel’s knowledge, no proceedings for that purpose have been instituted or threatened.

(xii) The Prospectus has been declared effective by the FDIC and the Department of Banking and no stop order suspending the effectiveness of the Prospectus has been issued by either the FDIC or the Department of Banking and, to such counsel’s knowledge, no proceedings for such purpose have been instituted or threatened by either the FDIC or the Department of Banking.

(xiii) The material tax consequences of the Offering are set forth in the Prospectus under the caption “The Conversion and Stock Offering—Material Income Tax Consequences.” The information in the Prospectus under the caption “The Conversion and Stock Offering—Material Income Tax Consequences” has been reviewed by such counsel and fairly describes such opinion rendered by such counsel to the HVB Parties with respect to such matters.

(xiv) The terms and provisions of the shares of Common Stock conform to the description thereof contained in the Registration Statement and the Prospectus, and the forms of certificates proposed to be used to evidence the shares of Common Stock are in due and proper form.

(xv) At the time the FDIC Conversion Notice was approved, the FDIC Conversion Notice (as amended or supplemented), including the Prospectus contained therein, complied as to form in all material respects with all applicable laws, rules and regulations and decisions and orders of the FDIC, except as modified or waived by the FDIC (other than the financial statements, notes to financial statements, financial tables and other financial and statistical data included therein and the appraisal valuation as to which counsel need express no opinion). To such counsel’s knowledge, no person has sought to obtain regulatory or judicial review of the final action of the FDIC approving the FDIC Conversion Notice.

(xvi) At the time the Pennsylvania Conversion Application was approved, the Pennsylvania Conversion Application (as amended or supplemented), including the Prospectus contained therein, complied as to form in all material respects with all applicable laws, rules and regulations and decisions and orders of the Department of Banking, except as modified or waived by the Department of Banking (other than the financial statements, notes to financial statements, financial tables and other financial and statistical data included therein and the appraisal valuation as to which counsel need express no opinion). To such counsel’s knowledge, no person has sought to obtain regulatory or judicial review of the final action of the Department of Banking approving the Pennsylvania Conversion Application.

(xvii) At the time the Holding Company Application was approved, the Holding Company Application (as amended or supplemented) including the Prospectus contained therein, complied as to form in all material respects with all applicable laws, rules and regulations and decisions and orders of the FRB, except as modified or waived by the FRB (other than the financial statements, notes to financial statements, financial tables and other financial and statistical data included therein and the appraisal valuation as to which counsel need express no opinion). To such counsel’s knowledge, no person has sought to obtain regulatory or judicial review of the final action of the FRB approving the Holding Company Application.

(xviii) At the time the Pennsylvania Merger Application was approved, the Pennsylvania Merger Application (as amended or supplemented) complied as to form in all material respects with the applicable laws, rules and regulations and decisions and orders of the Department of Banking, except as modified or waived by the Department of Banking. To such counsel’s knowledge, no person has sought to obtain regulatory or judicial review of the final action of the Department of Banking approving the Pennsylvania Merger Application.

(xix) At the time the FDIC BMA Application was approved, the FDIC BMA Application (as amended or supplemented) complied as to form in all material respects with the requirements of the applicable laws, rules and regulations and decisions and orders of the FDIC, except as modified or waived by the FDIC. To such counsel’s knowledge, no person has sought to obtain regulatory or judicial review of the final action of the FDIC approving the FDIC BMA Application.

(xx) At the time the FRB Merger Notice was approved, the FRB Merger Notice (as amended or supplemented) complied as to form in all material respects with the requirements of the applicable laws, rules and regulations and decisions and orders of the FRB, except as modified or waived by the FRB. To such counsel’s knowledge, no person has sought to obtain regulatory or judicial review of the final action of the FRB approving the FRB Merger Notice.

(xxi) At the time that the Registration Statement became effective the Registration Statement, including the Prospectus contained therein (as amended or supplemented) (other than the financial statements, notes to financial statements, financial tables or other financial and statistical data included therein or omitted therefrom and the appraisal valuation as to which counsel need express no opinion), complied as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder.

(xxii) To such counsel’s knowledge, there are no legal or governmental proceedings pending, or threatened (i) asserting the invalidity of this Agreement or (ii) seeking to prevent the Offering.

(xxiii) The information in the Prospectus under the captions “Our Dividend Policy,” “Regulation and Supervision,” “Federal and State Taxation,” “The Acquisition of Victory Bancorp,” “Restrictions on the Acquisition of HVB Bancorp and Huntingdon Valley Bank,” “Description of HVB Bancorp Capital Stock,” and “The Conversion and Stock Offering,” to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by such counsel and is accurate in all material respects (except as to the financial statements and other financial data included therein as to which such counsel need express no opinion).

(xxiv) None of the HVB Parties are required to be registered as an “investment company” as such term is defined in the Investment Company Act of 1940.

(xxv) None of the HVB Parties or the Victory Parties is currently in violation of its charter or its bylaws or, to such counsel’s knowledge, any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument filed as an exhibit to, or incorporated by reference in, the Registration Statement, which violation would have a material adverse effect on the financial condition of the HVB Parties considered as one enterprise or the Victory Parties considered as one enterprise, or on the earnings, capital, properties or business affairs of the HVB Parties considered as one enterprise or the Victory Parties considered as one enterprise. In addition, the execution and delivery of and performance under this Agreement by the HVB Parties, the incurrence of the obligations set forth herein and the consummation of the transactions contemplated herein will not result in any material violation of the provisions of the charter or the bylaws of any of the HVB Parties or any material violation of any applicable law, act, regulation, or to such counsel’s knowledge, order or court order, writ, injunction or decree.

(xxvi) To such counsel’s knowledge, the Company and the Bank have conducted the Offering in accordance with the applicable regulations of the FDIC and Department of Banking, the Plan and the letters dated                      and                      approving the Reorganization Applications (which letters are the only such letters received by the Company and the Bank relating to the approval of the Reorganization Applications), and have satisfied all conditions precedent to the issuance of the Common Stock and the Merger Shares imposed upon them by the FDIC and the Department of Banking.

(xxvii) The Company and the Bank have the power and authority to consummate the transactions contemplated by the Merger Agreement.

(xxviii) The Merger Agreement has been duly authorized and approved by the Board of Directors of each of the Company and the Bank, and the Merger Agreement and the transactions contemplated thereby have been approved by the requisite vote of the Company and the Bank’s shareholders or members, as applicable, and duly authorized, executed and delivered by the Company and the Bank, and the Merger Agreement constitutes the valid and binding obligation of the Company and the Bank, enforceable in accordance with its terms subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity, whether applied in a court of law or a court of equity.

(xxix) All acts, required to be taken by or on the part of the Company and the Bank, including the approval of the Merger Agreement by the shareholders of the Company and the necessary approvals, consents, authorizations or notification required to be taken to consummate the transactions contemplated by the Merger Agreement, have been properly taken or obtained; neither the execution and delivery of the Merger Agreement nor the consummation of the transactions contemplated thereby, with or without the giving of notice or the lapse of time, or both, will (i) violate any provision of the charter or bylaws of the Company and the Bank; or (ii) to the actual knowledge of such counsel, except as specifically contemplated by the Merger Agreement, violate, conflict with, result in the material breach or termination of, constitute a material default under, accelerate the performance required by, or result in the creation of any material lien, charge or encumbrance upon any of the properties or assets of the Company and the Bank pursuant to any indenture, mortgage, deed of trust, or other agreement or instrument to which the Company and the Bank are a party or by which it or any of their properties or assets may be bound, or violate any statute, rule or regulation applicable to the Company and the Bank, which would have a Material Adverse Effect (as defined in Article      of the Merger Agreement) on the Company and the Bank; no consent, approval, authorization, order, registration or qualification of or with any court, regulatory authority or other governmental body, is required for the consummation by the Company and the Bank of the transactions contemplated by the Merger Agreement, other than those that have been obtained.

(xxx) To such counsel’s actual knowledge, there are no actions, suits, proceedings or investigations of any nature pending or threatened that challenge the validity or legality of the transactions contemplated by the Merger Agreement which seek or threaten to restrain, enjoin or prohibit or to obtain substantial damages in connection with the consummation of such transactions.

(xxxi) To such counsel’s actual knowledge, there is no legal impediment to the continued operation by the Company and the Bank of the properties and business of Victory Bancorp or Victory Bank in the ordinary course after the consummation of the transactions contemplated by the Merger Agreement.

(xxxii) All conditions set forth in Articles          and          of the Merger Agreement that relate to the Company and the Bank have been satisfied, all statutory waiting periods with respect to all regulatory and governmental approvals of the Merger received by the Company and the Bank have expired and, to such counsel’s actual knowledge, there are no facts or circumstances which would legally preclude the Company and the Bank from consummating the Merger pursuant to the Merger Agreement.

The opinion may be limited to matters governed by the laws of the United States and the Commonwealth of Pennsylvania. In rendering such opinion regarding Pennsylvania law, such counsel may rely on local counsel reasonably acceptable to Agent and its counsel. In addition, in rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the United States, to the extent such counsel deems proper and specified in such opinion, upon the opinion of other counsel of good standing, as long as such other opinion indicates that Agent may rely on the opinion, and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the HVB Parties and public officials, provided copies of any such opinion(s) or certificates of public officials are delivered to Agent together with the opinion to be rendered hereunder by special counsel to the HVB Parties. The opinion of such counsel for the HVB Parties shall state that it has no reason to believe that Agent is not justified in relying thereon.

EXHIBIT D

FORM OF OPINION OF KILPATRICK TOWNSEND & STOCKTON, LLP

Exhibit D to Agency Agreement

The favorable opinion, dated as of the Closing Time, of Kilpatrick Townsend & Stockton, LLP, counsel for the Victory Parties, to the effect that:

(i) Victory Bancorp is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, and Victory Bank is a Pennsylvania chartered commercial bank duly organized and in existence under the laws of the Commonwealth of Pennsylvania.

(ii) Victory Bancorp and Victory Bank have the power and authority to carry on their business as described in the Prospectus and to consummate the transactions contemplated by the Merger Agreement.

(iii) The Merger Agreement has been duly authorized and approved by the Board of Directors of each of Victory Bancorp and Victory Bank, and the Merger Agreement and the transactions contemplated thereby have been approved by the requisite vote of Victory Bancorp’s shareholders and duly authorized, executed and delivered by Victory Bancorp, and the Merger Agreement constitutes the valid and binding obligation of Victory Bancorp and Victory Bank, enforceable in accordance with its terms subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity, whether applied in a court of law or a court of equity.

(iv) All acts, required to be taken by or on the part of Victory Bancorp and Victory Bank, including the approval of the Merger Agreement by the shareholders of Victory Bancorp, and the necessary approvals, consents, authorizations or notification required to be taken to consummate the transactions contemplated by the Merger Agreement, have been properly taken or obtained; neither the execution and delivery of the Merger Agreement nor the consummation of the transactions contemplated thereby, with or without the giving of notice or the lapse of time, or both, will (i) violate any provision of the certificate of incorporation or bylaws of Victory Bancorp or Victory Bank; or (ii) to the knowledge of such counsel, except as specifically contemplated by the Merger Agreement, violate, conflict with, result in the material breach or termination of, constitute a material default under, accelerate the performance required by, or result in the creation of any material lien, charge or encumbrance upon any of the properties or assets of Victory Bancorp or Victory Bank pursuant to any indenture, mortgage, deed of trust, or other agreement or instrument to which Victory Bancorp or Victory Bank are a party or by which it or any of their properties or assets may be bound, or violate any statute, Rule or regulation applicable to Victory Bancorp or Victory Bank, which would have a Material Adverse Effect (as defined in Article I of the Merger Agreement) on Victory Bancorp; no consent, approval, authorization, order, registration or qualification of or with any court, regulatory authority or other governmental body, is required for the consummation by Victory Bancorp or Victory Bank of the transactions contemplated by the Merger Agreement other than those that have been obtained.

(v) To such counsel’s knowledge, there are no actions, suits, proceedings or investigations of any nature pending or threatened that challenge the validity or legality of the transactions contemplated by the Merger Agreement which seek or threaten to restrain, enjoin or prohibit or to obtain substantial damages in connection with the consummation of such transactions.

(vi) To such counsel’s knowledge, there is no legal impediment to the continued operation of the properties and business of Victory Bancorp or Victory Bank in the ordinary course after the consummation of the transactions contemplated by the Merger Agreement.

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(vii) All conditions set forth in Sections          and          of the Merger Agreement that relate to Victory Bancorp or Victory Bank have been satisfied, all statutory waiting periods with respect to all regulatory and governmental approvals of the Merger received by Victory Bancorp and Victory Bank have expired and, to such counsel’s knowledge, there are no facts or circumstances which would legally preclude Victory Bancorp from immediately consummating the Merger pursuant to the Merger Agreement.

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EXHIBIT E

FORM OF OPINION OF STEVENS & LEE, P.C.

Exhibit E to Agency Agreement

The favorable opinion, dated as of the Closing Time, of Stevens & Lee, P.C., counsel for the Agent, to the effect that:

(i) The Company is validly existing under the laws of the Commonwealth of Pennsylvania.

(ii) The Shares have been duly and validly authorized for issuance, and, when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan, will be fully paid and nonassessable.

(iii) The Agreement has been duly authorized, executed and delivered by the Company.

(iv) The Registration Statement is effective under the Securities Act, as amended, and, to such counsel’s knowledge, no stop order suspending effectiveness has been issued under the Securities Act and no proceedings therefor have been initiated or threatened by the Commission.

(v) The Registration Statement and the Prospectus comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations thereunder (except that we express no opinion as to the financial statements, notes to the financial statements, appraisal valuation information, schedules and other financial, tabular and statistical information included therein).

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